As filed with the U.S. Securities and Exchange Commission on December 23, 2020.

Registration No. 333-248871

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________________

ECO INNOVATION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	3691 (Primary Standard Industrial Classification Code Number)	85-0842591 (I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Julia Otey-Raudes

16525 Sherman Way, Suite C-1

Van Nuys, CA 91406

(747) 224-2453

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Independent Law PLLC

Alan T. Hawkins, Esq.

2106 NW 4th Pl

Gainesville, FL 32603

(352) 353-4048

Approximate dates of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. ☐

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐

Non-accelerated filer:	☐	Smaller reporting company:	☒

		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE CHART

Title of	Amount	Proposed	Proposed	Amount of
Class of	to be	Maximum	Maximum	Registration Fee(3)
Securities	Registered	Aggregate	Aggregate Offering
to be		Price Per	Price(2)
Registered		Share
Common Stock, $0.001 par value per share, Issued and Outstanding to be registered as part of a Secondary Offering by certain Selling Stockholders (as hereinafter defined) (1)	25,000,000	$0.06	$1,500,000.00	$163.65

Newly Issued Common Stock, $0.001 par value per share, to be registered as part of a Direct Public Offering (as hereinafter defined)	25,000,000	$0.06	$1,500,000.00	$163.65

Total	50,000,000		$3,000,000.00	$327.30

(1)	The Shares of our common stock being registered hereunder are being registered for sale by the Selling Stockholders named in the Prospectus.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended using the average of the high and low prices as reported on OTC Markets as of the filing date.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THIS REGISTRATION STATEMENT AND THE PROSPECTUS THEREIN COVER THE REGISTRATION OF 50,000,000 SHARES OF COMMON STOCK.

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The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement, as amended, filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

PRELIMINARY PROSPECTUS (SUBJECT TO COMPLETION) DATED DECEMBER 23, 2020

PRELIMINARY PROSPECTUS

ECO INNOVATION GROUP, INC.

16525 Sherman Way, Suite C-1

Van Nuys, CA 91406

(747)-224-2453

50,000,000 SHARES OF COMMON STOCK

25,000,000 Shares of common stock being sold at $0.06 per share pursuant to the Primary Direct Offering

25,000,000 Shares of common stock being offered at $0.06 per share by the Selling Stockholders

	Sale Total Depending on Percentage of Direct Public Offering Securities Sold
	Per Share	100%	75%	50%	25%
Public Offering Price	$0.06	$1,500,000	$1,125,000	$750,000	$375,000
Underwriting Discounts and Commissions	$-	$-	$-	$-	$-
Proceeds to Eco Innovation Group, Inc.	$0.06	$1,500,000	$1,125,000	$750,000	$375,000

This preliminary Prospectus (the “Prospectus”) relates to the registration of fifty million (50,000,000) shares of common stock in Eco Innovation Group, Inc., a Nevada corporation (referred to herein as the “Company,” “ECOX,” “we,” “our,” “us,” or other similar pronouns). The Company is registering twenty-five million (25,000,000) shares of common stock at $0.06 per share in a direct public offering (“Primary Direct Offering”). In addition, the Company is registering twenty-five million (25,000,000) shares of common stock currently held by our “Selling Stockholders,” or individually, “Selling Stockholder.” The Selling Stockholders will sell the shares of common stock at the fixed price of $0.06 per share until such time, if ever, that the common stock is quoted on the OTC Bulletin Board, the OTCQX, OCTQB or listed on a securities exchange. See “Plan of Distribution” beginning on page 28 of this Prospectus for more information.

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The Company will be registering all common stock under the Securities Exchange Act of 1934 (“Exchange Act”) in connection with this Offering. Discounts, concessions, commissions and similar selling expenses attributable to the sale of common stock covered by this Prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the common stock with the Securities and Exchange Commission.

Our shares of common stock subject to the Primary Direct Offering and Selling Stockholders are referred to herein collectively as our “Shares.” We estimate our total offering registration costs to register the Shares to be approximately $327.30 and our legal, auditor and related fees will be approximately $5,500.00 equaling a total expense to the Company of $5,827.30 relating to the registration.

There is no minimum number of Shares that must be sold by us for the offering to proceed. The Company will retain any proceeds from the Direct Offering, while the Selling Stockholders will retain the proceeds from their common share sales.

Our common stock is currently quoted on the OTC Markets Pink under the symbol “ECOX”. On December 23, 2020, the closing price for our common stock as reported was $0.066 per share. This price will fluctuate based on the demand for our common stock. Prior to this offering, there has been a limited market for our securities. While our common stock is quoted on the OTC Markets Pink, there has been limited trading volume. There is no guarantee that a sustained and active trading market for our common stock will develop. We are not a “blank check company,” and we have no plans or intentions to engage in a business combination following this offering.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED ON PAGE 14. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this amended Prospectus is December 23, 2020

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
SUMMARY FINANCIAL INFORMATION	12
SUMMARY OF THIS OFFERING	13
RISK FACTORS	14
USE OF PROCEEDS	24
THE OFFERING	26
DILUTION	27
SELLING STOCKHOLDERS	28
PLAN OF DISTRIBUTION	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31
DESCRIPTION OF SECURITIES	32
INTERESTS OF EXPERTS	33
DESCRIPTION OF BUSINESS	34
DESCRIPTION OF PROPERTY	39
LEGAL PROCEEDINGS	39
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	39
MANAGEMENT'S DISCUSSION AND ANALYSIS	40
DIRECTORS AND EXECUTIVE OFFICERS	42
EXECUTIVE AND DIRECTOR COMPENSATION	45
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	49
INTERIM FINANCIAL STATEMENTS	63
SUBSEQUENT EVENTS	77
WHERE YOU CAN FIND MORE INFORMATION	78

You should rely only on the information contained or incorporated by reference to this Prospectus in deciding whether to purchase our Shares. We have not authorized anyone to provide you with information different from that contained in this Prospectus. Under no circumstances should the delivery to you of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. Our business, financial condition, operating results and prospects may have changed since that date. To the extent that any facts or events arising after the date of this Prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this Prospectus, this Prospectus will be updated to the extent required by law.

Eco Innovation Group, Inc., ECOX, the ECOX logo, and other trademarks or service marks of Eco Innovation Group, Inc. appearing in this Prospectus are the property of Eco Innovation Group, Inc. This Prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this Prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames.

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References to “Management” in this Prospectus mean the senior officers of the Company. See “Directors and Executive Officers.” Any statements in this Prospectus made by or on behalf of Management are made in such persons’ capacities as officers of the Company and not in their personal capacities.

Prospective purchasers should rely only on the information contained in this Prospectus. We have not authorized any other person to provide prospective purchasers with additional or different information. If anyone provides prospective purchasers with additional or different or inconsistent information, including information or statements in media articles about us, prospective purchasers should not rely on it. Prospective purchasers should assume that the information appearing in this Prospectus is accurate only as at its date, regardless of its time of delivery or of any distribution of the Direct Public Offering Shares. Our business, financial conditions, results of operations and prospects may have changed since that date.

We present our Financial Statements (as defined below) in United States dollars. Unless otherwise indicated, all references to dollar amounts in this Prospectus are to United States dollars. Reference to “United States” or “U.S.” are references to the United States of America.

CAUTIONARY NOTE TO INVESTORS

Investment in our Company and in our common shares involves risks. We refer you to our Risk Factors and other sections of this Prospectus relative to outlining such risks.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this Prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read this entire Prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes included elsewhere in this Prospectus, before making an investment decision. Unless the context otherwise requires, the terms “Eco Innovation Group,” “the Company,” “we,” “us,” and “our” in this Prospectus refer to Eco Innovation Group, Inc.

OUR COMPANY

Business Strategy

Eco Innovation Group, Inc. is a socially responsible and sustainability-focused technology incubator devoted to the commercialization of select intellectual property that, given the right business platform, has the potential to achieve high-value commercial success. Our value creation strategy is a strategic approach to environmental sustainability: we seek innovative socially responsible products and technologies with the potential to create globally important paradigm shifts in energy efficiency and environmental sustainability. Consistent with our strategy, we seek to license, develop and market environmentally sustainable and socially responsible technologies that have compelling market potential.

Market Opportunity

We believe our strategic approach to environmental sustainability and socially responsible technology development offers an attractive value proposition. Environmental sustainability and social responsibility are at the core of a rapidly growing target market recognized for its growth prospects, driven by consumer preference, competitive imperative, regulatory impacts, investor mandates and capital markets. Consumers, both individual and institutional, are core to the change.

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According to a report published by Deloitte in February 2020, environmental, social, and governance (ESG) investing is rapidly growing in major global economies and capital markets. As reported by Deloitte, ESG-mandated assets in the United States could grow almost three times as fast as non-ESG-mandated assets to comprise half of all professionally managed investments by 2025, and an estimated 200 new funds in the United States with an ESG investment mandate are expected to launch over the next three years, more than doubling the activity from the previous three years. Also, the Governance and Accountability Institute suggested that 86% of S&P 500 companies published sustainability reports in 2018 – up from 20% in 2011. Studies conducted by NYU Stern and Bank of America reported that consumers are also increasingly looking to align themselves with sustainable companies that serve a greater social purpose.

In our approach to the Company’s market opportunity, we not only look for great people with great technology, as part of our nine-step “Evaluation to Market” discipline, we also look to choose scalable technology opportunities and to maximize profit margins.

Business Model

As a technology incubator, Eco Innovation Group works to bring new technologies to consumers by providing the services needed to manufacture and distribute products incorporating the technology. We provide technology developers with strong commercialization support from concept and product development to marketing and promotion, as described in greater detail below. With a focus on socially responsible and sustainable technologies, we seek out innovative inventors developing technologies with socially responsible benefits in the areas of energy efficiency, carbon emissions reduction, environmentally sustainable housing, green foods, and clean water. We focus specifically on developing sustainable and socially responsible technologies for the U.S. and international markets.

Our services are provided through a nine-step “Evaluation to Market” process, used to identify and develop scalable technology opportunities that will have market potential with the application of strong commercialization support. The Evaluation to Market process consists of the application of our capital and management expertise through our provision of the following services:

1.	Idea Generation: identifying goods and services that fit our corporate socially responsible and sustainable objectives.
2.	Idea Screening: working directly with Inventors, Developers and Entrepreneurs to identify products and services for commercialization.
3.	Concept Development and Testing: working directly with Inventors, Developers and Entrepreneurs to build prototypes and proof of concept for commercialization.
4.	Market Strategy Development: there are lots of great ideas, but not all pass the market strategy development. The market analysis helps us determine if a product has market potential and also meets our corporate objectives.
5.	Business Analysis: During this process we identify markets, competition, cost analysis, manufacturing options, logistics and distribution channels.
6.	Technology Licensing: using our attorneys to protect IP with patents and trademarks as well as licensing agreements.
7.	Product Development: engineering design, manufacturing prior to market introduction.
8.	Test Marketing/Promotion: using market analytics to test market and solidify our market projections.
9.	Commercialization: introducing products to market and realizing revenue.

The Company currently has three product technologies in steps six and seven of the above process: the JouleBox® Power Station, the PowerBoosterTM electric generation technology, and the MagnoSpringTM spring magnetic motor. As part of the application of our capital and management expertise through this nine-step Evaluation to Market process, the Company works closely with our inventors and innovators to develop and test the product concepts and applications, to build application-ready prototypes, to develop the technology marketing strategies, and work with the independent distributors as well as the contract manufacturers to get final products to consumers. While the Company does not create or originate the technologies behind the products, we provide these valuable services to enable the inventors of the technologies to take their innovations from concept to market. The Company has identified and is working directly with several contract manufacturers to allow us to scale manufacturing capacity to meet expected product demand.

By employing a business plan purposefully designed to use leased employees, independent contractors and contract manufacturers to scale production and meet the demands of taking our products to market, the Company believes it will be able to accomplish its goals of delivering products at the lowest cost and greatest efficiency utilizing its limited infrastructure.

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Our Technology Agreements

JouleBox® Power Station Contract Manufacturing Agreement

On August 25, 2020, the Company signed a Master Outsourcing Contract Manufacturing Agreement with Eco-Gen Energy, Inc. (“Eco-Gen”), pursuant to which the Company has contracted to manage the production and delivery of Eco-Gen’s JouleBox® Power Station. The Master Outsourcing Contract Manufacturing Agreement with Eco-Gen is a related party transaction insofar as our CEO and controlling Stockholder, Julia Otey-Raudes, is a director and shareholder of Eco-Gen, holding 20.66% of Eco-Gen’s outstanding voting stock, and in that the Company’s offices are provided to the Company by Eco-Gen in a space located within Eco-Gen’s corporate offices.

Under the Eco-Gen agreement, the Company has contracted to provide material purchase and management services, supply base management services, final product and component production services, delivery services, inventory management services, and related financial services for the production and delivery of Eco-Gen’s JouleBox® Power Station. Pursuant to an addendum to this Eco-Gen agreement dated August 26, 2020, Eco-Gen is required to advance payment to the Company prior to the Company’s performance of these services with relation to Eco-Gen’s clients. Eco-Gen’s primary clients and business are with purchasers who have contracted with Eco-Gen for delivery of Eco-Gen’s products, where the Company will provide for the manufacture of those products. As such, our business and anticipated revenue from our agreement with Eco-Gen is dependent upon Eco-Gen’s business and anticipated revenue from Eco-Gen’s customers. For further disclosure regarding Eco-Gen’s business, see the section titled Business Model beginning on page 34.

To perform our obligations under the Eco-Gen agreement, the Company will engage contract manufacturers and other independent contractors to perform the services and charge the cost of goods and services through to Eco-Gen with a 15% margin. As the services will be outsourced by the Company using third parties, including (but not limited to) intellectual property legal counsel to register trademarks and patents, engineering and manufacturing firms to design and produce the Company’s products, and marketing and advertising firms, the Company plans to manufacture and source products under the Eco-Gen agreement with limited personnel resources.

With relation to Eco-Gen’s primary contracted technology, the JouleBox® Power Station, the agreement between the Company and Eco-Gen requires that Eco-Gen pay all Company services in advance and does not require the Company to extend credit to Eco-Gen. As our services for the production of the JouleBox® Power Station will be pre-paid by Eco-Gen, we anticipate that none of the proceeds of this Offering will be necessary to allow the Company to perform services related to contract manufacturing of the JouleBox® Power Station under the contract with Eco-Gen. We expect our work with Eco-Gen to be focused primarily on the JouleBox® Power Station over the next 12 months following the Offering. Eco-Gen has a ten-year operating history and approximately 200 shareholders, and does substantial business with major clients. Due to our knowledge of Eco-Gen’s business and their ability to perform their financial obligations under our manufacturing agreement, we believe that Eco-Gen will be able to perform those obligations.

In connection with our agreement with Eco-Gen, Eco-Gen has represented to the Company that it has received two purchase commitments related to the JouleBox® Power Station from Eco-Gen, for $13,749,875 and $6,050,000 respectively, representing an aggregate current commitment of $19,799,875. These JouleBox® Power Station purchases will initiate our corresponding provision of services to Eco-Gen under our Master Outsourcing Contract Manufacturing Agreement with Eco-Gen, as we bear responsibility to cause those products to be manufactured for delivery to Eco-Gen’s customers. In the third quarter of 2020, Eco-Gen paid the Company $100,000 in cash for services under the two executed purchase orders, which are service fees earned and non-refundable under the Eco-Gen agreement. The Company records such revenue as earned, pursuant to the addendum to the Eco-Gen agreement.

Eco-Gen’s JouleBox® Power Station is a 60kW hybrid generator capable of producing 525,600 kWh of electricity annually. JouleBox® Power Station units can be installed in arrays with complementary solar panels and lithium ion battery packs configured to meet any size commercial application to provide businesses with clean, renewable energy. More information on Eco-Gen and the JouleBox® Power Station is available at Eco-Gen’s website, http://eco-genenergy.com/.

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Power Booster™: On June 16, 2020, the Company signed a Master Exclusive Licensing, Marketing, Distribution and Sales Agreement with the Bellagio IP Trust for the ECOX Power Booster™ technology, giving the Company the exclusive right to market Power Booster™ products. The Power Booster™ technology utilizes proprietary technologies incorporating electrical magnetism and high-speed switching technology to boost energy output from residential and commercial power systems. The Power Booster™ is based on advanced electronics that allow an electrical system within a home or business to be supplied with 880 watts of electricity and output useful electrical power of 2,200 watts while increasing the Power Factor (PF) and Total Harmonic Distortion (THD).

The Company licensed the Power Booster™ technology based on the Company’s belief that the technology has the potential to achieve high-value commercial success. Based on tests performed by the Company and the patent holder, the Power Booster™ technology can achieve up to a 60% saving in energy consumption, depending on multiple factors, including intended usage, quality of existing power source and overall system configuration, over standard generator technology. Actual energy savings will vary depending on overall application and other factors. The Company plans to engage third parties to market products using the Power Booster™ technology in the United States, however, the current 2020 Covid 19-impacted business climate has impeded significant progress by the Company on this initiative since the signing date of the Master Exclusive Licensing, Marketing, Distribution and Sales Agreement with Bellagio IP Trust. Bringing the Power Booster™ technology to market will require significant financial inputs on the Company’s part.

MagnoSpringTM: On October 26, 2020, the Company signed an Exclusive License Agreement with Fortin & Associates LLC, a Delaware limited liability company (“Fortin”), giving the Company the exclusive worldwide right to make, use, sell, lease, import, export, or otherwise dispose of products utilizing Fortin’s magnetic spring mechanical motor technology, including the right to have products using the energy efficient technology made by third party manufacturers. The MagnoSpringTM technology comprises a mechanical motor that produces the rotation of its shaft using a system of magnets and springs. Pursuant to the MagnoSpringTM technology licensing agreement with Fortin, after the completion of an operable prototype that provides proof of concept for the technology, Fortin shall, at the Company’s expense, procure patents for the MagnoSpringTM technology. Under the agreement, the Company is responsible for all costs for preparation, filing, prosecution and maintenance of patents for the MagnoSpringTM technology, and shall have final authority over all decisions concerning filing prosecution of patent applications and patents, including the selection of patent attorneys.

As compensation to Fortin for entering into the Exclusive License Agreement for the MagnoSpringTM technology with the Company, we agreed to pay Fortin (or its principals) a restricted stock grant of 6,000,000 shares of the Company’s common stock subject to a vesting schedule to be determined in the relevant stock grant agreement. Additionally, the Company will pay a royalty of 10% of the net cost of goods for products using the MagnoSpringTM technology that are manufactured and sold. The MagnoSpringTM technology licensing agreement is a continuing worldwide licensing agreement that according to its terms shall remain in effect during the complete lifetime of all patents for the MagnoSpringTM technology.

We are in the process of negotiating other technology licensing arrangements with other technology innovators, both entities and individuals. As of the time of this filing, these other potential elements of the Company’s business model remain under negotiation and in developmental stages. Please see Description of Business of this Prospectus, Page 30, for additional details of the Company’s planned business and of the status of these arrangements as of the date of filing of this Prospectus.

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 Corporate Information

The Company’s shares are quoted on the OTC Markets Pink Sheet tier, under the symbol ECOX. Our executive offices are located at 16525 Sherman Way, Suite C-1, Van Nuys, CA 91406, and our telephone number is (747) 224-2453.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements, and, if their revenues are less than $100 million, not providing an independent registered public accounting firm attestation on internal control over financial reporting. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of the second fiscal quarter of that year or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter of that year.

Corporate History

The Company was originally incorporated on March 5, 2001, as Dig-It Underground, Inc., a Nevada corporation, and was engaged in the business of underground cable contracting.  On September 29, 2008, the Company entered into a share exchange agreement with Haydin Group Enterprises (“Haydin”), a sole proprietorship, and concurrently resolved to wind down its cable installation business.  Via a share exchange agreement, the Company acquired an interest in Haydin’s salon equipment, office equipment, lease assignments for salon locations, reception office equipment, salon stations, and remodeled salon facilities.

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On September 1, 2011, the Company entered into a share exchange agreement with Get Down Art, LLC, a Nevada limited liability company.  On August 30, 2012, the Company acquired Haydin as a wholly-owned subsidiary of the Company through a share exchange agreement.  On January 5, 2016, the Company acquired Expressions Property Limited, LP, a Texas limited partnership and Expressions Chiropractic and Rehab Center, PA in a share exchange agreement. These acquisitions allowed the Company to enter into the natural healing and chiropractic business in Cedar Hill and North Richland Hills, Texas. Effective June 30, 2018, the Company resolved and agreed to spin out Haydin Group Enterprises, Expressions Property Limited, LP and Expressions Chiropractic and Rehab Center, PA as private entities and thereby unwinding the share exchange agreements entered into on August 30, 2012 and January 5, 2016, respectively. From 2018 until early 2020, the Company was operated as an innovation incubator platform with an initial focus on affordable fire, hurricane, and earthquake resilient steel framing systems.

On February 28, 2020, our CEO, Julia Otey-Raudes, took over management and control of the Company and began implementing the Company’s new business model, changing the Company’s operations to its current business plan as of the date of her control acquisition.  Upon the change of control, Ms. Otey-Raudes transferred all assets and intellectual property related to the Company’s previous business and discontinued operations out of the Company to the former CEO, John English. Since that time, with the new business model established by Ms. Otey-Raudes, the Company has organized its environmentally sustainable technology and energy efficiency-oriented incubator business model by pursuing licensing agreements with the owners of promising socially responsible technologies.

The Company will be registering all Shares under the Exchange Act in connection with this Offering.

For more information about current business operations and our corporate history, please see the section of this Prospectus entitled “Description of Business” beginning on page 34.

Eco Innovation Group brings together Inventors, Innovators and Creators with the business and finance expertise needed to make the world a better place for our future generations.

In the past, solar power technology was considered high tech and innovative. It is now a standard technology making our air cleaner and reducing emissions causing climate change.

We seek the brightest minds and most innovative environmentally sustainable technologies to create products with high potential for commercial success, to become the future generation of clean, green socially responsible tech.

Founded by Inventors and Business Professionals, Eco Innovation Group works to bring the most promising and innovative products and services to the marketplace, to make people's lives richer and the world a better, cleaner place for future generations.

At Eco Innovation Group, we are focused on the development of commercially successful technology, and always directed by our mission to help people and the earth we all call Home. We take our Social Responsibility Contract seriously in all our endeavors.

It is not what we do, it is who we are.

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SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this Prospectus entitled “Risk Factors,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this Prospectus. We derived the summary financial information for the periods ended December 31, 2019 and December 31, 2018 from our audited financial statements and related notes appearing elsewhere in this Prospectus. The audited historical results are not necessarily indicative of the results we expect in the future.

The Company’s financial statements for the period ended September 30, 2020 appearing elsewhere in this Prospectus are not audited. The unaudited historical results are not necessarily indicative of the results we expect in the future.

The Company sustained continued operating losses during the years ended December 31, 2019 and 2018.  The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its stockholders or other sources, as may be required.

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Audited Balance Sheet

Summary Data

For Years Ending December 31, 2019 and December 31, 2018

	2019	2018
Cash	$246	22,153
Total Current Assets	246	22,153
TOTAL ASSETS	8,246	428,086
Total Liabilities	104,232	25,128
Stockholders’ Equity (Deficit)	(95,986)	402,958
Total Liabilities and Total Deficit	8,246	428,086

Audited Statement of Operations

Summary Data

For Years Ending December 31, 2019 and December 31, 2018

	2019	2018
Revenues	$—	—
Total Operating Expenses	201,968	655,907
Operating Loss	(525,384)	(764,224)
Net Gain on Discontinued Operations		35,494
Net Loss	(525,384)	(728,728)

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SUMMARY OF THIS OFFERING

Securities being registered by the Selling Stockholders pursuant to the Secondary Offering:	25,000,000 shares of common stock

Secondary Offering price:	$0.06 per share

Secondary Offering period:	From the date of this Prospectus until June 30, 2021

Newly issued common stock being registered pursuant to the Direct Public Offering:	25,000,000 shares of common stock

Primary Offering (Direct Public Offering) price:	$0.06 per share

Primary Offering (Direct Public Offering) period:	From the date of this Prospectus until June 20, 2021

Number of Shares Outstanding After the Offering:	160,930,680 shares of common stock

Market for the common stock:	Our shares of common stock are currently quoted on the OTC Markets Pink under the symbol “ECOX”.

Use of proceeds:	We will receive approximately $1,500,000 in gross proceeds if we sell all of the Shares in the Direct Public Offering. We will receive estimated net proceeds of approximately $1,494,172.70 after incurring an estimated $5,827.30 in expenses related to the Direct Public Offering, if we sell all of those Shares. We will receive none of the proceeds from the sale of Shares by the Selling Stockholders.

Proceeds from the Direct Public Offering will be used for general working capital, product and patent development costs, enhancement of our marketing programs, and for other general corporate purposes, as set forth below. See “Use of Proceeds” beginning on page 24 for a more detailed explanation of how the proceeds from the Direct Public Offering will be used.

Risk Factors:	See “Risk Factors” beginning on Page 14 and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Subscriptions:	Subscriptions are to be made payable to:

Eco Innovation Group, Inc. 16525 Sherman Way, Suite C-1 Van Nuys, CA 91406 (747)-224-2453 Attention: Julia Otey-Raudes

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our shares of common stock. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our shares of common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

General risk relating to COVID-19 pandemic

The novel coronavirus (COVID-19) pandemic may have an unexpected effect on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures, work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our staff and contractors. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, while the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty.

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In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in these Risk Factors, including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

Generally, while we believe the coronavirus may have a negative impact on our future financial results, the impact is difficult to assess at this time. Our newly implemented business plan has not yet generated revenue as of the date of this filing, and future results are speculative. As an early-stage company with a limited operating history, the effects of the coronavirus on our business plan are impossible to predict. Although we believe that responsive actions related to COVID-19 may adversely affect our future business, financial condition, liquidity, and cash flow, we are unable to predict the extent of any such impact as circumstances rapidly evolve.

Risks Related to Our Business and Industry

Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

You must consider the risks and difficulties we face as an early-stage company with a limited operating history. If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. We are in the beginning stages of introducing new technologies to the marketplace and we have a very limited operating history on which investors can base an evaluation of our business, operating results, and prospects.  It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business.

We anticipate we will experience losses for the foreseeable future

We have reported losses and we expect these losses to continue as we seek to introduce our new technologies to the marketplace.

Our independent auditors' report for the fiscal years ended December 31, 2019 and 2018 have expressed doubts about our ability to continue as a going concern.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual financial statements as of and for the year ended December 31, 2019 and 2018 our independent auditors included a note to our financial statements regarding concerns about our ability to continue as a going concern. The Company has incurred recurring losses, has generated limited revenue and has had negative operating cash flows since inception. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about the ability to continue as a going concern. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We may experience significant delays in the design, manufacture, launch, and financing of our products, which may increase the risk of your investment.

Any delay in the design, manufacture, marketing or sales of our products could materially damage our brand, business, prospects, financial condition and operating results, and thus the value of your investment.

We face significant barriers in our attempt to introduce our products to the marketplace, and if we cannot successfully overcome those barriers our business will be negatively impacted.

The market for our products has traditionally been controlled by a limited number of large corporations.  These large corporations could hold significant power relative to the installation of new technologies on the electric power grid or relative to the installation of new technologies connected to the power grid.  These corporations could seek to block our access to power grid connections, resulting in difficulties for our company to gain installations and revenues and profits. Our heat exchanger technologies are also new and as a result there could be market entry delays due to numerous competitive factors.

 We face significant market competition.

Our market sector is extremely competitive.  Our competitors include numerous larger, diversified companies that have more financial, marketing and other resources, distribution networks and greater name recognition than us. Our ability to be successful will depend on many factors, some of which may be outside of our direct control.

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We are often dependent on our suppliers, a significant number of which are single or limited source suppliers, and the inability of these suppliers to continue to deliver, or their refusal to deliver, necessary components of our system and/or the system of our customers at prices and volumes acceptable to us would have a material adverse effect on our business, prospects and operating results.

Our supply chain exposes us to multiple potential sources of delivery failure or component shortages.  For example, earthquakes, floods or other natural disasters could negatively impact our supply chain. We are currently evaluating, qualifying and selecting our suppliers for future production and we intend to establish in the future dual suppliers for several key components of our products, although we expect that a number of components will be single-sourced. We have in the past experienced source disruptions in our supply chains, which have caused delays in our production process and we may experience additional delays in the future with respect to our current products and other products we produce in the future.

Changes in business conditions, wars, governmental changes and other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components to us on a timely basis. Furthermore, if we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are favorable to us, at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner.  The loss of any single or limited source supplier or the disruption in the supply of components from these suppliers could lead to delays in vehicle deliveries to our customers, which could hurt our relationships with our customers and also materially adversely affect our business, prospects and operating results.

Increases in costs, disruption of supply or shortage of major components of our systems supplied by our vendors or to raw materials, could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of components, raw materials and/or finished goods from our suppliers. Any such an increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results.

Product sales lead times may be significant and could negatively affect our business.

Decision timeframes and sales cycles within our industry are often long with significant analysis being required before purchasing decisions are completed.  These long decisions and sales cycles may negatively affect our ability to generate revenues.

We are subject to substantial regulation and industry-standard guidelines related to the manufacturing of our products and relative safety requirements for our products

The industry in which we operate is highly regulated and there are considerable regulations regarding the manufacturing, labeling, marketing, and safety of our products.  While we take great care to comply with regulatory compliance, our inability could affect our ability to manufacture and market our products, thus affecting our ability to generate profits for the Company.

We are dependent on licensing agreements for several of our products.

While we believe our contracts, agreements and relationships with the entities from which we license various technologies are sound. There can be no assurance these license agreements will continue as envisioned. While we take great care to maintain good relationships with technology licensors, disagreements or attempts to cancel our contractual rights could negatively affect our business and our ability to generate revenues and/or profits.

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Our future growth may be dependent upon consumers’ willingness to adopt new technologies relative to energy conservation, alternative electric generation, electrical storage technologies and alternatives to traditional heating and cooling technologies.

Our growth is highly dependent upon the adoption by consumers, governments, electric utility companies and private enterprises of alternative technologies.  If the market for our alternative technologies does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed. The market for our products is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, alternative energy generation and storage announcements and changing consumer demands and behaviors. There can be no assurance our new technologies will be accepted.

Other factors that may influence the adoption of our technologies include:

•	public perception of alternative forms of electricity generation, storage, and alternative heating and cooling technologies, especially relating to the adoption of these new technologies. While it is thought that the public’s perception of our technologies is positive, these can be no assurance these perceptions could change in the future.

•	advancement of alternative technologies. The marketplace in which we operate is experiencing considerable innovation. There can be no assurance that our competitors will not create alternative technologies that could place our products at a disadvantage in the market. Such technological advancements could negatively affect our business operations and our ability to produce profits.

•	reductions in the environmental impact of traditional fossil fuel electric generation;

•	the environmental consciousness of consumers;

•	volatility in the cost of oil, natural gas and other fuels. A significant long term decrease in the cost of alternatives could negatively affect our business operations and our ability to produce profits.

•	consumers’ perceptions of the dependency of the United States on oil from unstable or hostile countries;

•	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

•	the availability of tax and other governmental incentives relative to electricity generation, storage or consumption;

•	perceptions about the technologies and the actual cost of both fossil fuels and alternative energy sources.

Our future growth may be dependent upon consumers’ willingness to adopt new technologies relative to pathogen detection, sterilization of interiors of buildings.

Our growth may be highly dependent upon the adoption by consumers, governments, and business of pathogen and illness mitigation technologies. If the market for new technologies that the Company may market in these areas does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed. The market for our potential new pathogen mitigation related products is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, and changing consumer demands and behaviors. There can be no assurance our new technologies will be accepted by the market.

If our suppliers or technology license partners fail to use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity.

Our core values, which include developing the highest quality products while operating with integrity, are an important component of our brand image, which makes our reputation particularly sensitive to allegations of unethical business practices. We do not control our independent suppliers or their business practices. Accordingly, we cannot guarantee their compliance with ethical business practices, such as environmental responsibility, fair wage practices, and compliance with child labor laws, among others. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and result in delayed delivery of our products, product shortages or other disruptions of our operations.

We face risks associated with our business with Eco-Gen Energy, Inc. that could harm our financial condition and results of operations.

We expect the majority of our anticipated revenue to come from our Master Outsourcing Contract Manufacturing Agreement with Eco-Gen Energy, Inc. Our business with and anticipated revenue from Eco-Gen is completely dependent upon certain factors, namely, our ability to perform under our agreement with Eco-Gen, on the functionality of Eco-Gen’s JouleBox® Power Station technology, and the ability of Eco-Gen’s customers to pay Eco-Gen. According to Eco-Gen, Eco-Gen’s primary clients and business are with purchasers who have contracted with Eco-Gen for delivery of Eco-Gen’s products, where the Company will provide for the manufacture of those products. As such, our business and anticipated revenue from our agreement with Eco-Gen is completely dependent upon Eco-Gen’s business and Eco-Gen’s anticipated revenue from Eco-Gen’s customers.

Our anticipated revenue from Eco-Gen is subject to numerous risks and uncertainties that include, in addition to the risk that we may be unable to perform our obligations to Eco-Gen, the following risks associated with Eco-Gen:

•	Eco-Gen’s current cash position, according to its unaudited financial statements, represented by Eco-Gen as total cash on hand as of November 21, 2020 of $267,297.26, is insufficient to complete its obligations under Eco-Gen’s current purchase orders, and insufficient to pay us to perform our related contractual obligations to manage the manufacture of Eco-Gen’s products;
•	Based on the fact that the two customers disclosed by Eco-Gen will not be required to pay 50% of their purchase prices until the units they purchased are delivered to them, according to Eco-Gen’s representations, and based on Eco-Gen’s current cash position disclosed above, as of the date of this filing, Eco-Gen does not have the necessary financial capacity to pay us to perform our obligations to Eco-Gen.

As a result of these risks, we cannot be certain that we will generate any revenue from our business with Eco-Gen Energy, Inc.

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Violation of labor or other laws by our suppliers or the divergence of an independent supplier’s labor or other practices from those generally accepted as ethical in the United States or other markets in which we do business could also attract negative publicity for us and our brand. This could diminish the value of our brand image and reduce demand for our performance electric vehicles if, as a result of such violation, we were to attract negative publicity. If we, or other manufacturers in our industry, encounter similar problems in the future, it could harm our brand image, business, prospects, financial condition and operating results.

We manufacture critical components used within electrical and cooling/heating systems and, as a result, could be subject to litigation.

Product liability claims are common in the electrical product and heating and cooling systems industry. Even though we have not been subject to such claims in the past, we could be the defendant in a lawsuit including those related to product liability claims alleging defects in the design, manufacture or operation of our green technology products. Any litigation, regardless of its merit or eventual outcome, could result in significant legal costs and high damage awards or settlements. Although we currently maintain product liability insurance, the coverage is subject to deductibles and limitations, and may not be adequate to cover future claims. Additionally, we may be unable to maintain our existing product liability insurance in the future at satisfactory rates or at adequate amounts.

If product liability lawsuits are brought against us, our business may be harmed, and we may be required to pay damages.

Our business exposes us to potential product liability claims that are inherent in the market for electrical systems and components and relative to the green technology and energy efficiency markets in which we do business. We could become the subject of product liability lawsuits alleging that component failures, malfunctions, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information resulted in an unsafe condition or injury to patients.

Regardless of the merit or eventual outcome, product liability claims may result in:

•	decreased demand for our products

•	injury to our reputation;

•	significant litigation costs;

•	substantial monetary awards to or costly settlements with customers;

•	product recalls;

•	material defense costs;

•	loss of revenues;

•	the inability to commercialize new products or product candidates; and diversion of management attention from pursuing our business strategy.

 Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of Management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of Management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees.

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The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business.

Our business depends on attracting independent directors, executives and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our sole director or any new directors that may be appointed in the future and the Company against the possible third-party claims. This is due to the significant lack of availability of such policies at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

If we fail to maintain satisfactory relationships with future customers, our business may be harmed.

Due to competition or other factors, we could lose business from our future customers, either partially or completely. The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

Management of growth will be necessary for us to be competitive.

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and stockholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We depend on key personnel and have a difficult time recruiting needed personnel.

Our future success depends on the efforts of a small number of key personnel. In addition, due to our financial resources and specialized expertise required, we may not be able to recruit the individuals needed for our business needs. There can be no assurance that we will be successful in attracting and retaining the personnel we require to operate and be innovative.

Our strategies to grow our business may not be successful.

We are pursuing a variety of strategies to grow our business, including, as outlined below. There can be no assurances we will be able to successfully grow our business operations.

•	collaborations, licensing arrangements, joint ventures, strategic alliances or partnerships;

•	pursuing sales in international markets; and

•	acquisitions of complementary products or technologies.

As a growing company, we have to develop reliable accounting resources and internal controls. Failure to achieve and maintain effective controls could prevent us from producing reliable financial reports.

Effective internal controls and accounting resources are necessary for us to provide reliable financial reports. We are in the process of implementing a system of internal controls. Failure to achieve and maintain an effective internal accounting and control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our business and financial results.

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RISKS OF GOVERNMENT ACTION AND REGULATORY UNCERTAINTY

Our products and operations are subject to extensive government regulation and industry association group compliance requirements.  Our failure to comply with applicable requirements could harm our business.

Our products are subject to extensive regulation in the United States and elsewhere.  Within the United States, there are numerous government agencies that regulate electrical components and the connection and operation of these components and systems. These may include but are not limited to Consumer Product Safety Commission (CPSC), Department of Energy (DOE), Environmental Protection Agency (EPA), Federal Communication Commission (FCC), Federal Trade Commission (FTC), Occupational Safety and Health Administration (OSHA).  Many states within the United States have similar bodies and the state Public Utilities Commission. Additionally, there are numerous industry associated standards created, such as those enacted by the National Electrical Manufacturers Association and other industry bodies, to which we could be required to adhere.

The government imposed and industry regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales.   Lack of adherence to these many requirements could result in prohibitions on sales of our products; and in the most serious cases, criminal penalties.

Our future sales could be affected by availability of government subsidies for wind, solar or other alternative energy production sources.

There are numerous U.S. federal, U.S. state, and non-U.S. government programs to subsidize wind, solar and other alternative forms of energy production, storage, transmission, usage, etc. The availability of such programs or curtailment of such programs could have negative impacts on our business and our ability to generate revenues and profits. There can be no assurances any current program or future program will be ongoing. Any change to subsidy framework could negatively affect our operations.

RISKS RELATED TO OUR COMMON STOCK AND THIS OFFERING

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our shares of common stock, who may experience dilution of their ownership interest of our shares of common stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. During recent financial periods, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional shares of common stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our shares of common stock.

We will be controlled by existing stockholders after this offering.

Upon the completion of this Offering, our officers currently will continue to oversee the Company’s operations.  As a result, these individuals will likely have a significant influence on the affairs and management of the Company, as well as on all matters requiring stockholder approval, including electing and removing members of its board of directors, causing the Company to engage in transactions with affiliated entities, causing or restricting the sale or merger of the Company and changing the Company’s dividend policy. Such concentration of ownership and control could have the effect of delaying, deferring or preventing a change in control of the Company, even when such a change of control would be in the best interests of the Company’s other stockholders

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This offering does not require a minimum number of Shares to be sold. As such, we may not receive sufficient funds from this offering. Thus, investors could be at risk.

This offering does not require a minimum number of Shares to be sold. We may raise less than the amount required to execute our stated maximum business plan, which calls for funding of $1,500,000 million, or our stated minimum business plan, which calls for funding of $375,000. If we are unable to raise sufficient funding to achieve the $375,000 in gross proceeds need to implement this minimum business plan, we may not be able to execute our business plan as designed. Although our primary current contract with Ego-Gen Energy, Inc. provides for prior payment of the Company’s services under that agreement, our efforts to license and develop the PoolCooledTM and MagnaSpringTM technologies, and other additional technologies, could be restricted if we raise less than the amount required to execute our stated minimum business plan. Investors could be at risk if we are unable to raise our minimum business plan amount because funds will need to be reserved for fees and expenses related to this offering and for administrative expense. As is outlined elsewhere in this filing, we estimate our total offering registration costs to be approximately $327.30 and our legal, auditor and related fees will be $5,500.00 equaling a total expense to the Company of $5,827.30 relating to the registration. A significant portion of these fees will be incurred by the Company regardless of the amount of gross proceeds raised via this Offering.

Our shares of common stock qualify as a penny stock. As such, we are subject to the risks associated with "penny stocks". Regulations relating to "penny stocks" limit the ability of our stockholders to sell their shares and, as a result, our stockholders may have to hold their shares indefinitely.

Our shares of common stock are deemed to be "penny stock" as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet the requirement (a) above); or (d) in issuers with net tangible assets of less than $1,500,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our shares of common stock are urged to obtain and read such disclosure carefully before purchasing any shares of common stock that are deemed to be "penny stock".

Moreover, Regulation 240.15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our shares of common stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to SEC Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse.

Our Management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, Management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock and to deposit certificates in paper form or to clear shares for trading under Safe Harbor exemptions and regulations for unregistered shares.

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In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for brokerdealers to recommend that their customers buy our shares of common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares. FINRA requirements make it more difficult for our investors to deposit paper stock certificates or to clear our shares of common stock that are transferred electronically to brokerage accounts. There can be no assurances that our investors will be able to clear our shares for eventual resale.

Costs and expenses of being a reporting company under the 1934 Securities Exchange Act may be burdensome and prevent us from achieving profitability.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place a significant strain on our personnel, systems, and resources.

RISKS RELATED TO THE OFFERING

Since our shares of common stock are thinly traded their value is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of common stock are thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of common stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of common stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of common stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently quoted on the OTC Markets Pink and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

Our chief executive officer and our sole director will continue to have substantial control over us after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

After this offering, our executive officer and principal stockholders will beneficially own or control, directly or indirectly, a significant majority of our shares. For example, our CEO and sole director holds 30,000,000 shares of preferred stock that allows for up to 96.8% control of any Stockholder vote. As a result, this stockholder could have significant influence over the outcome of matters submitted to our stockholders for approval, including the election or removal of directors, any amendments to our certificate of incorporation or bylaws and any merger, consolidation or sale of all or substantially all of our assets, and over the management and affairs of our company. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company or discouraging others from making tender offers for our shares and might affect the market price of our common stock.

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Our chief executive officer, Julia Otey-Raudes, is considered the underwriter of this offering and is a Selling Stockholder.

The Shares will be sold in a “Direct Public Offering” through director and Chief Executive Officer Julia Otey-Raudes, who may be considered an underwriter as that term is defined in Section 2(a) (11).

Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this and the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This Prospectus may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent the registrant’s expectations or beliefs, including but not limited to, statements concerning the registrant’s operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the registrant’s control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company and its subsidiary, volatility of stock price, federal enforcement and state enforcement, and any other factors discussed in this and other registrant filings with the Securities and Exchange Commission.

The risks and uncertainties and other factors include but are not limited to those set forth under the “Risk Factors”, beginning on page 14 of this Prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this Prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Prospectus.

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Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this Prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The Selling Stockholders are selling all of their Shares of our common stock covered by this Prospectus for their own accounts, and the Company will not receive any proceeds from the resale of our common stock by the Selling Stockholders.

The Company will receive all proceeds from any sale of the Shares of common stock under the Direct Public Offering. We estimate that the gross proceeds to us from the sale of our Common Stock in the Direct Public Offering will be approximately $1,500,000, based on an assumed initial public offering price of $0.06 per share. Each $0.01 increase (decrease) in the assumed offering price of $0.06 per share would increase (decrease) the proceeds to us from this offering by approximately $250,000 assuming the number of Shares offered by us, as set forth on the cover page of this Prospectus, remains the same and estimated offering expenses payable by us remain the same.

We estimate our total offering registration costs to be approximately $327.30, which will be paid from corporate funds. We estimate our legal and auditor related fees will be $5,500.00, which, together with registration fees, will reduce the funds received by the Company via the Direct Public Offering by $5,827.30. Similarly, each increase (decrease) of one million shares in the number of Shares of common stock offered by us would increase (decrease) the net proceeds that we receive from this offering by approximately $60,000 assuming the offering price remains the same.

Our Direct Public Offering is being made without the involvement of underwriters or broker-dealers. We intend to disburse the proceeds from this Offering in the priority set forth below within the first 12 months after successful completion of this Offering. The following chart indicates the approximate amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item.  The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

If we sell all of the Shares being offered, our net proceeds will be $1,500,000. If the Offering is fully subscribed, the proceeds will be applied in the manner described below. If less than the full numbers of shares are subscribed, the proceeds will be applied in the order of priority listed. If we are only to receive between $0 and $375,000, we would need to amend our business plan. Our business with Eco-Gen, requiring payment to us prior to the provision of services, will not be significantly affected if we do not fully subscribe this Offering, however, some of our other initiatives would be affected. The following table sets forth a breakdown of the estimated use of the net proceeds as we currently expect to use them, assuming the sale of 100%, 75%, 50% and 25% of the Shares offered for sale in this offering:

Assumed Percentage of Shares Sold	25%	50%	75%	100%
	Shares	Shares	Shares	Shares
	Sold	Sold	Sold	Sold

GROSS PROCEEDS FROM OFFERING	$375,000	$750,000	$1,125,000	$1,500,000
LESS OFFERING EXPENSES
Legal, accounting & professional fees	$5,500	$5,500	$5,500	$5,500
Miscellaneous (including registration fees)	$500	$500	$500	$500
SUBTOTAL	$6,000	$6,000	$6,000	$6,000
LESS USE OF PROCEEDS
Capital purchases(1)	$18,450	$37,200	$55,950	$74,700
Contractors(2)	$92,250	$186,000	$279,750	$373,500
General & administrative(3)	$73,800	$148,800	$223,800	$298,800
Marketing & promotion(4)	$36,900	$74,400	$111,900	$149,400
Research & development(5)	$92,250	$186,000	$279,750	$373,500
Wages & benefits(6)	$55,350	$111,600	$167,850	$224,100
SUBTOTAL	$369,000	$744,000	$1,119,000	$1,494,000
TOTAL	$375,000	$750,000	$1,125,000	$1,500,000

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The above figures represent only estimated costs. As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Shares, and in approximately the same proportions. However, the lower our net proceeds, the less we would expect to use the funds in the expenditure categories.

(1)	Capital Purchases - This may include but is not limited to purchase of computers, computer monitors, laptops, cell phones, desk telephones, and servers.

(2)	Contractors - This may include but is not limited to contractor services for intellectual property legal counsel, patent development specialists, corporate legal services, sales representatives, technical support staff, product design engineers, mechanical and electrical engineers, and administrative staff. We anticipate that the cost of securing intellectual property protections, such as patent attorneys, will comprise the bulk of this cost.

(3)	General & Administrative - This may include, but is not be limited to rent, insurance, internet, office equipment, office supplies, postage, subscriptions, overnight delivery services, telephone, utilities, and web hosting.

(4)	Marketing & Promotion - This may include but is not limited to development of corporate presentations, graphic design services, document printing, conference attendance fees, web design, and general advertising costs.

(5)	Research & Development - This may include but is not limited to technology development costs, product prototype manufacturing, and software licenses for enterprise resource planning software for development purposes.

(6)	Salaries and Consulting Expense - We anticipate meeting all staffing need through a combination of outside third-party service providers (contractors) and salaried employees. Although our CEO is currently not drawing a salary, our employment agreement with our CEO requires the Company to pay a salary of $300,000 per year for full-time services which may be paid from proceeds of this offering. Other than the salary for our full time CEO, the allocation of funds for salaries and consulting expense is for new-hires and filling part and full-time positions necessary to expand the Company operations. At 25% of the proceeds we estimate it will be able to accommodate up to 1 employee; at 50% of the proceeds we will be able to accommodate up to 2 employees and at 75-100% of the proceeds we estimate we can accommodate a staff of up to 4 people. With a fully funded business plan, the Company intends to hire a full-time in-house controller to manage banking, accounting, billing, and product development expense financial controls.

This offering does not require a minimum number of Shares to be sold. We may raise less than the amount required to execute our stated maximum business plan, which calls for funding of $1,500,000, or our stated minimum business plan, which calls for funding of $375,000. If we are unable to raise sufficient funding to achieve the $375,000 in gross proceeds need to implement this minimum business plan, we may not be able to execute our business plan as designed. Although our primary current contract with Ego-Gen Energy, Inc. provides for advance payment of the Company’s services under that agreement, our efforts to license and develop the PoolCooledTM and MagnaSpringTM technologies, and other additional technologies, could be restricted if we raise less than the amount required to execute our stated minimum business plan. In the event we do not sell all of the Shares being offered, we may seek additional financing to support the intended use of proceeds discussed above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available when needed and, if available, on terms acceptable to us.

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DETERMINATION OF OFFERING PRICE

Our shares of common stock are currently quoted on the OTC Markets Pink under the symbol “ECOX”. The proposed offering price of the Shares is $0.06 and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the average of the transaction prices of the shares of common stock of the Company as reported on the OTC Markets Group, Inc., for the last two years.

THE OFFERING

This Prospectus relates to the following. The Company will be registering all Shares of Common Stock under the Exchange Act in connection with this Offering.

1)	The offer and sale from time to time of up to 25,000,000 of the Company’s common shares by the Selling Stockholders. The 25,000,000 common shares being offered by the Selling Stockholders will represent approximately 18.4% of the 135,930,680 shares of common stock issued and outstanding as of the date of this Prospectus.

2)	The offer and sale from time to time of up to 25,000,000 of the Company’s common shares by the Company. We intend to offer and sell these shares through our officers and directors who will receive no compensation or fees with the offers and/or sales. The 25,000,000 shares being offered by the Company will represent approximately 18.4% of our 135,930,680 shares of common stock issued and outstanding as of the date of this Prospectus.

3)	The total of 50,000,000 shares included in this Offering, including the 25,000,000 shares being offered by the Selling Stockholders and the 25,000,000 common shares offered by the Company in the Direct Public Offering will represent approximately 36.8% of our shares of common stock issued and outstanding as of the date of this Prospectus.

4)	Common shares Outstanding Prior to the Offering: 135,930,680

5)	Common shares to be Outstanding After to the Offering: 160,930,680

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

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MARKET FOR OUR COMMON STOCK

Market Information

Our common stock is quoted on the OTC Markets Pink under the symbol ECOX.

We have issued 135,930,680 common shares as of December 23, 2020. Of these common shares, 125,308,800 are restricted as of date of this filing.

We have a total of 30,000,000 preferred shares outstanding.

There are zero warrants outstanding.

There are zero options outstanding.

Holders

We had 59 stockholders of record of our common stock as of December 23, 2020.

Securities Authorized for Issuance under Equity Compensation Plans

We have no authorized shares under any equity compensation plans.

Dividends

Please see “Dividend Policy” beginning on page 26 above.

DILUTION TO STOCKHOLDERS

Just prior to the Offering there are 135,930,680 common shares outstanding. The 25,000,000 of the Company’s common shares being offered by the Company in the Direct Public Offering represent a dilution event to common stockholders that will result in a new total for outstanding and issued common shares of 160,930,680.

The following table, which is based on the most recent balance sheet date, illustrates dilution to investors on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the Shares being offered in the Direct Public Offering:

Percentage of Offering Shares Sold	100%	75%	50%	25%
Offering price per share	$0.06	$0.06	$0.06	$0.06
Net tangible book value per share before offering	(0.00)	(0.00)	(0.00)	(0.00)
Increase per share attributable to investors	0.01	0.01	0.00	0.00
Pro forma net tangible book value per share after offering	0.01	0.01	0.00	0.00
Dilution per share attributable to investors in this offering	0.05	0.05	0.06	0.06

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SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of December 23, 2020, by the Selling Stockholders prior to the Offering contemplated by this Prospectus, the number of Shares each Selling Stockholder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered Shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person or his/her spouse has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

In total, 25,000,000 Shares are being registered by the Selling Stockholders. The Company will not receive any proceeds from the sale of the Selling Stockholder Shares.

The percentages below are calculated based on 135,930,680 shares of our common stock issued and outstanding as of December 23, 2020 and exclusive of the additional 25,000,000 shares of common stock being issued as part of the Direct Public Offering.

	Number of Outstanding Shares Beneficially Owned	Number of	Number of	Percentage of
Name of Beneficial Owner		Shares offered	Shares Held	Total Issued
		by	After the Offering	and
		Selling Stockholder		Outstanding after the
				Offering
Pinnacle Consulting Services, Inc. (1)	11,500,000	11,500,000	0	0%
Julia Otey-Raudes (2)	35,000,000	4,000,000	31,000,000	22.81%
Bellagio Trust	25,000,000	4,000,000	21,000,000	15.45%
Robert Salna	5,000,000	5,000,000	0	0%
Tabular Investments, LLC (3)	600,000	500,000	100,000	0.07%

Notes on Selling Stockholders:

(1)	Consists of 11,500,000 shares of outstanding common stock held by Pinnacle Consulting Services, Inc. Robert L. Hymers, III is the controlling stockholder of Pinnacle Consulting Services, Inc. and the beneficial owner of the 11,500,000 shares held in its name.

(2)	Ms. Otey-Raudes is our chief executive officer and chief financial officer. She also serves as the chairperson of the Board of Directors.

(3)	Consists of 600,000 shares of common stock held by Tabular Investments, LLC. Tad Mailander is the beneficial owner of the 600,000 shares held in the name of Tabular Investments, LLC.

PLAN OF DISTRIBUTION

The Direct Public Offering Shares will be sold in a “Direct Public Offering” through our sole director and Chief Executive Officer, Julia Otey-Raudes, who may be considered an underwriter as that term is defined in Section 2(a) (11). Ms. Otey will not receive any commission in connection with the sale of Shares, although we may reimburse her for direct expenses incurred by her in connection with the offer and sale of the Shares.

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Our Shares of common stock subject to the Primary Direct Offering and Selling Stockholders are referred to herein collectively as our “Shares.” We estimate our total offering registration costs to be approximately $327.30 and our legal, auditor and related fees will be $5,500 equaling at total expense to the Company of $5,827.30 relating to the registration.

Our Shares of common stock subject to the Primary Direct Offering and Selling Stockholders are referred to herein collectively as our “Shares.” We estimate our total offering registration costs to be approximately $519.20 and our legal, auditor and related fees will be $5,500 equaling at total expense to the Company of $6,019.20 relating to the registration.

There is no minimum number of Shares that must be sold by us for the offering to proceed. The Company will retain any proceeds from the Direct Public Offering, while the Selling Stockholders will retain the proceeds from their resale of Shares.

Ms. Otey will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the Shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), she must be in compliance with all of the following:

•	she must not be subject to a statutory disqualification;
•	she must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	she must not be an associated person of a broker-dealer;
•	she must primarily perform, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and
•	she must perform substantial duties for the Company after the close of the Offering not connected with transactions in securities, and not have been an associated person of a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months.

Ms. Otey-Raudes will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii). Neither Ms. Otey nor any of her affiliates, will be purchasing Shares in the Offering.

You may purchase Shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all Shares you wish to purchase to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Our subscription process is as follows:

•	This Prospectus, with subscription agreement, is delivered by the Company to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Ms. Otey-Raudes, and the funds shall be deposited within four (4) days of acceptance;
•	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares of our Common Stock on any stock exchange, market or trading facility on which the Shares are traded or quoted or in private transactions. The Selling Stockholders may use any one or more of the following methods when selling Shares:

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•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this Prospectus is declared effective by the Commission;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders, or, if any broker-dealer acts as an agent for the purchaser of Shares, from the purchaser, in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Shares of our Common Stock from time to time under this Prospectus, or under an amendment to this Prospectus under Rule 462(c) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Prospectus.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Markets Pink at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this Offering to sell their Common Stock in the secondary market.

Upon our being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of our Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a post-effective amendment to this Prospectus will be filed, if required, pursuant to Rule 462(c) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s). In addition, upon our being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of our Common Stock, a post-effective amendment to this Prospectus will be filed if then required in accordance with applicable securities law.

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Prior to any involvement of any broker-dealer in the Offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

The Selling Stockholders also may transfer the Shares of our Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Shares will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to us that it acquired the securities subject to this Prospectus in the ordinary course of such Selling Stockholders’ business and, at the time of its purchase of such securities, such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Stockholder that it may not use Shares registered in this Prospectus to cover short sales of our Common Stock made prior to the date on which this Prospectus shall have been declared effective by the Commission. If a Selling Stockholder uses this Prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective Shares under this Prospectus.

We are required to pay all fees and expenses incident to the registration of the Shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

All sales by the Company to the public through direct the Direct Public Offering will be issued directly from the Company to the subscriber as a proceeds-generating offering for the Company.

Certain Relationships and Related Transactions

Other than compensation arrangements for our director and executive officer, and participation in this Offering, which are described elsewhere in this Prospectus, below we describe transactions since January 1, 2018 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed our applicable Item 404(d) of Regulation S-K threshold, which is $2,181.66; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Agreement with Eco-Gen Energy, Inc.

On August 25, 2020, the Company signed a Master Outsourcing Contract Manufacturing Agreement with Eco-Gen Energy, Inc. (“Eco-Gen”), pursuant to which the Company will manage the production and delivery of Eco-Gen’s JouleBox® Power Station. The Master Outsourcing Contract Manufacturing Agreement with Eco-Gen is a related party transaction insofar as our CEO, sole director, and controlling stockholder, Julia Otey-Raudes, is a director and shareholder of Eco-Gen. The value of the Eco-Gen agreement is estimated at $25,500,000 in potential gross revenue and $3,825,000 in potential net profit over the next twelve months. Under the terms of the agreement, the Company will earn a margin of 15% of the cost of services provided to Eco-Gen.

Note Issuances to Pinnacle Consulting Services, Inc.

In 2019 and 2020, we issued promissory notes to Robert L. Hymers III (“Hymers”) and Pinnacle Consulting Services, Inc., an entity beneficially owned by Hymers, a beneficial owner of more than 5% of our capital stock.

On December 2, 2019, the Company issued a convertible promissory note to holder Pinnacle Consulting Services Inc. in the principal amount of $40,000, which matured and entered default on June 9, 2020. This note bears interest at 5% per annum and is convertible in whole or in part at the option of the holder into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under the note by a conversion price defined as a 35% discount of the lowest reported sale price of the Company’s common stock for the 15 trading days immediately prior to the date of conversion. On November 16, 2020, the Company and Pinnacle entered into an amendment to this note, extending the maturity date to April 1, 2021, and adding an ownership limitation whereby the holder is unable to effect any conversion under the note if the holder owns greater than 4.99% of the Company outstanding capital stock. As a result of this amendment to the convertible promissory note, the note is no longer in default.

In May 2016, a consultant was awarded the right to receive 100,000,000 shares of common stock. In May 2018, this right was assigned to Heritage Funding, Inc. and John English equally in exchange for $9,038 to be paid by the Company. The promissory note was convertible into 100,000,000 shares of common stock at a fixed price of $0.0009. In October 2019, Heritage Funding entered into a private transaction to sell the right to 45,000,000 of its 50,000,000 shares to Blue Ridge Enterprises. Also, in October 2019, Blue Ridge Enterprises and Heritage Funding converted principal into 45,000,000 and 5,000,000 shares of common stock, respectively. In May 2020, Robert L. Hymers III (“Hymers”) purchased half of the remaining convertible promissory note and its related conversion rights from John English in a private transaction. In May 2020, John English converted principal of $2,451 into 25,000,000 shares of common stock. The remaining principal balance owed to Hymers of $2,451 was convertible into 25,000,000 shares of stock at September 30, 2020. On November 16, 2020, the Company and Hymers entered into a debt exchange agreement (the “Debt Exchange Agreement”) whereby the remaining principal balance owed to Hymers of $2,451 has been exchanged for a convertible promissory note with a principal amount of $2,451, a maturity date of November 15, 2021, bearing interest at the rate of 12% per annum and convertible into 25 million shares of the Company’s common stock. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

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On May 12, 2020, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $12,500 due on May 12, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is fixed at $0.0025 per share. The Company recognized a beneficial conversion feature of $12,500 as debt discount related to this convertible note based on the intrinsic value of the conversion feature at the time of issuance. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

On June 30, 2020, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $21,000 due on June 30, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is a 35% discount of the lowest reported sale price of the common stock for the 15 trading days immediately prior to the date of conversion. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

2020 Common Stock Financing

On June 29, 2020, we issued and sold 4,000,000 shares of the Company’s common stock at a price of $0.005 per share to Pinnacle Consulting Services, Inc. in exchange for a cash payment of $20,000, received on August 14, 2020. As a result of this transaction, Pinnacle Consulting Services, Inc. holds 12.14% of our outstanding common stock.

DESCRIPTION OF SECURITIES

General

Preferred Shares in the Company

The Company has authorized two classes of shares of preferred stock, designated “Series A Convertible Preferred Stock” and “Series B Convertible Preferred Stock”. The Company has designated 49,000,000 shares of Series A Convertible Preferred Stock, of which 30,000,000 shares have been issued and are outstanding. Holders of Series A Convertible Preferred Stock hold rights to vote on all matter requiring a Stockholder vote at 100 common shares vote equivalent for each share of Series A Convertible Preferred Stock held. As of the date of this filing, our CEO, CFO, board chair and sole director, Julia Otey-Raudes, is the sole holder of the 30,000,000 Series A Convertible Preferred Stock outstanding. As of December 23, 2020, the filing date of this Prospectus, there are no shares of Series B Convertible Preferred Stock issued or outstanding.

Holders of Preferred Series A have no liquidation rights that are superior to common stockholders.

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Common shares in the Company

On February 20, 2020, the Company filed a certificate of amendment to its articles of incorporation with the Nevada secretary of state, increasing from 100 million to 500 million the Company’s authorized common shares. As a result, the Company is authorized to issue 500,000,000 shares of $0.001 par value shares of common stock. Each share of common stock entitles its holder to one vote on all matters on which common stockholders are entitled to vote, including the election of directors. The Company’s shares of common stock do not have cumulative voting rights. As of December 23, 2020, the date of this filing, the Company had 135,930,680 shares of common stock outstanding.

On July 1, 2018, by resolution of the Company’s Board of Directors and by written consent of a majority of the Company’s stockholders eligible to vote, there was approved and implemented by the Company: (i) a reverse split of its common stock in a ratio of 1:1,000; (ii) a change of the Company’s name to Eco Innovation Group, Inc.; and (iii), the change of the Company’s trading symbol to ECOX. The reverse split of the Company’s common stock was effective August 29, 2018.

Subject to the preferences that may be applicable to any outstanding classes of stock, the holders of the shares of common stock will share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of the shares of common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all the Company’s liabilities and of the prior rights of any outstanding classes of the Company’s stock. Shares of common stock carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not convertible, redeemable, or assessable.

Options to Purchase common shares in the Company

There are no outstanding options.

Outstanding Warrants

There are no outstanding warrants.

Transfer Agent

Our transfer agent is Nevada Agency & Transfer Company, with offices at:

50 W. Liberty Street

Suite 800

Reno, NV 89501

INTERESTS OF EXPERTS

The financial statements of the Company as of and for the years ended December 31, 2019 and 2018 appearing in this Prospectus and the Registration Statement of which it is a part, have been audited by an independent registered public accounting firm, Boyle CPA, LLC, as set forth in their report dated November 20, 2020 (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), appearing elsewhere herein.

INFORMATION WITH RESPECT TO THE REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF ECO INNOVATION GROUP, INC. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

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DESCRIPTION OF BUSINESS

Business Strategy

Eco Innovation Group, Inc. is a socially responsible and sustainability-focused technology incubator devoted to the commercialization of select intellectual property that, given the right business platform, has the potential to achieve high-value commercial success. Our value creation strategy is a strategic approach to environmental sustainability: we seek innovative socially responsible products and technologies with the potential to create globally important paradigm shifts in energy efficiency and environmental sustainability. Consistent with our strategy, we seek to license, develop and market environmentally sustainable and socially responsible technologies that have compelling market potential.

Market Opportunity

We believe our strategic approach to environmental sustainability and socially responsible technology development offers an attractive value proposition. Environmental sustainability and social responsibility are at the core of a rapidly growing target market recognized for its growth prospects, driven by consumer preference, competitive imperative, regulatory impacts, investor mandates and capital markets. Consumers, both individual and institutional, are core to the change.

According to a report published by Deloitte in February 2020, environmental, social, and governance (ESG) investing is rapidly growing in major global economies and capital markets. As reported by Deloitte, ESG-mandated assets in the United States could grow almost three times as fast as non-ESG-mandated assets to comprise half of all professionally managed investments by 2025, and an estimated 200 new funds in the United States with an ESG investment mandate are expected to launch over the next three years, more than doubling the activity from the previous three years. Also, the Governance and Accountability Institute suggested that 86% of S&P 500 companies published sustainability reports in 2018 – up from 20% in 2011. Studies conducted by NYU Stern and Bank of America reported that consumers are also increasingly looking to align themselves with sustainable companies that serve a greater social purpose.

In our approach to the Company’s market opportunity, we not only look for great people with great technology, as part of our nine-step “Evaluation to Market” discipline, we also look to choose scalable technology opportunities and to maximize profit margins.

Business Model

As a technology incubator, Eco Innovation Group works to bring new technologies to consumers by providing the services needed to manufacture and distribute products incorporating the technology. We provide technology developers with strong commercialization support from concept and product development to marketing and promotion, as described in greater detail below. With a focus on socially responsible and sustainable technologies, we seek out innovative inventors developing technologies with socially responsible benefits in the areas of energy efficiency, carbon emissions reduction, environmentally sustainable housing, green foods, and clean water. We focus specifically on developing sustainable and socially responsible technologies for the U.S. and international markets.

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Our services are provided through a nine-step “Evaluation to Market” process, used to identify and develop scalable technology opportunities that will have market potential with the application of strong commercialization support. The Evaluation to Market process consists of the application of our capital and management expertise through our provision of the following services:

1.	Idea Generation: identifying goods and services that fit our corporate socially responsible and sustainable objectives.
2.	Idea Screening: working directly with Inventors, Developers and Entrepreneurs to identify products and services for commercialization.
3.	Concept Development and Testing: working directly with Inventors, Developers and Entrepreneurs to build prototypes and proof of concept for commercialization.
4.	Market Strategy Development: there are lots of great ideas, but not all pass the market strategy development. The market analysis helps us determine if a product has market potential and also meets our corporate objectives.
5.	Business Analysis: During this process we identify markets, competition, cost analysis, manufacturing options, logistics and distribution channels.
6.	Technology Licensing: using our attorneys to protect IP with patents and trademarks as well as licensing agreements.
7.	Product Development: engineering design, manufacturing prior to market introduction.
8.	Test Marketing/Promotion: using market analytics to test market and solidify our market projections.
9.	Commercialization: introducing products to market and realizing revenue.

The Company currently has three product technologies in steps six and seven of the above process: the JouleBox® Power Station, the PowerBoosterTM electric generation technology, and the MagnoSpringTM spring magnetic motor. As part of the application of our capital and management expertise through this nine-step Evaluation to Market process, the Company works closely with our inventors and innovators to develop and test the product concepts and applications, to build application-ready prototypes, to develop the technology marketing strategies, and work with the independent distributors as well as the contract manufacturers to get final products to consumers. While the Company does not create or originate the technologies behind the products, we provide these valuable services to enable the inventors of the technologies to take their innovations from concept to market. The Company has identified and is working directly with several contract manufacturers to allow us to scale manufacturing capacity to meet expected product demand.

By employing a business plan purposefully designed to use leased employees, independent contractors and contract manufacturers to scale production and meet the demands of taking our products to market, the Company believes it will be able to accomplish its goals of delivering products at the lowest cost and greatest efficiency utilizing its limited infrastructure.

Our Technology Agreements

JouleBox® Power Station Contract Manufacturing Agreement

On August 25, 2020, the Company signed a Master Outsourcing Contract Manufacturing Agreement with Eco-Gen Energy, Inc. (“Eco-Gen”), pursuant to which the Company has contracted to manage the production and delivery of Eco-Gen’s JouleBox® Power Station. The Master Outsourcing Contract Manufacturing Agreement with Eco-Gen is a related party transaction insofar as our CEO and controlling Stockholder, Julia Otey-Raudes, is a director and shareholder of Eco-Gen, and in that the Company’s offices are provided to the Company by Eco-Gen in a space located within Eco-Gen’s corporate offices. Our CEO and controlling Stockholder, Julia Otey-Raudes, owns 20.66% of Eco-Gen’s outstanding voting stock as of the date of this amended Prospectus.

Under the Eco-Gen agreement, the Company has contracted to provide material purchase and management services, supply base management services, final product and component production services, delivery services, inventory management services, and related financial services for the production and delivery of Eco-Gen’s JouleBox® Power Station. Pursuant to an addendum to this Eco-Gen agreement dated August 26, 2020, Eco-Gen is required to advance payment to the Company prior to the Company’s performance of these services with relation to Eco-Gen’s clients. The Company entered into this addendum to the agreement with Eco-Gen due to the credit risk that the Company perceived with relation to Eco-Gen’s clients, upon whose business Eco-Gen, and therefore the Company, are dependent. The Company records Eco-Gen revenue as earned, pursuant to the addendum to the Eco-Gen agreement.

To perform our obligations under the Eco-Gen agreement, the Company will engage contract manufacturers and other independent contractors to perform the services and charge the cost of goods and services through to Eco-Gen with a 15% margin. As the services will be outsourced by the Company using third parties, including (but not limited to) intellectual property legal counsel to register trademarks and patents, engineering and manufacturing firms to design and produce the Company’s products, and marketing and advertising firms, the Company plans to manufacture and source products under the Eco-Gen agreement with limited personnel resources.

Eco-Gen is a technology development and intellectual property holding company with no full-time employees. Eco-Gen’s management does not possess the time or resources to enter into the outsourcing agreements necessary to commercialize the company’s technology on their own, and as such, we understand that our services answer a specific need for Eco-Gen. With no full-time employees, Eco-Gen outsources the majority of its service needs. Our business model and service strategy are intended to meet that need, for Eco-Gen and for all of our customers.

Eco-Gen Energy, Inc. is a private Nevada corporation formed on March 23, 2009. According to the unaudited financial statements provided by Eco-Gen Energy, Inc., as of the fiscal year-end at December 31, 2019 and as of November 21, 2020, Eco-Gen has total current assets of $269,778.44 and $272,297.26, respectively, and total cash on hand as of November 21, 2020 is $267,297.26, consisting primarily of funds held in savings and checking accounts. According to Eco-Gen Energy, Inc.’s unaudited financial statements for the fiscal year ending December 31, 2019, Eco-Gen had total net income of ($247,486.74), with total income at $812,224.23, total cost of goods sold of $430,551.94, gross profit of $381,672.29, and total expenses of $675,188.38. For the 2020 fiscal year as of November 21, 2020, Eco-Gen has total income of $25,800.00 and total cost of goods sold of $5,000.00, for a gross profit of $20,800.00, and total expenses of $28,281.18, for an operating result of ($7,481.18) as of November 21, 2020, according to the unaudited financial statements provided by Eco-Gen Energy, Inc.

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With relation to Eco-Gen’s primary contracted technology, the JouleBox® Power Station, the agreement between the Company and Eco-Gen requires that Eco-Gen pay all Company services in advance and does not require the Company to extend credit to Eco-Gen. As our services for the production of the JouleBox® Power Station must be pre-paid by Eco-Gen, we anticipate that none of the proceeds of this Offering will be necessary to allow the Company to perform services related to contract manufacturing of the JouleBox® Power Station under the contract with Eco-Gen. We expect our work with Eco-Gen to be focused primarily on the JouleBox® Power Station over the next 12 months following the Offering. Eco-Gen has a ten-year operating history and approximately 200 shareholders.

Our business with and anticipated revenue from Eco-Gen is dependent upon our ability to perform under our agreement with Eco-Gen, and dependent on both the functionality of Eco-Gen’s JouleBox® Power Station technology and the ability of Eco-Gen’s customers to pay Eco-Gen. According to Eco-Gen, Eco-Gen’s primary clients and business are with purchasers who have contracted with Eco-Gen for delivery of Eco-Gen’s products, where the Company will provide for the manufacture of those products. As such, our business and anticipated revenue from our agreement with Eco-Gen is completely dependent upon Eco-Gen’s business and anticipated revenue from Eco-Gen’s customers. Primarily, according to Eco-Gen, Eco-Gen’s business is dependent upon two clients who have contracted for the purchase and delivery of Eco-Gen’s products: a for-profit municipal enterprise dedicated to regional economic development and wholly owned and funded by a municipality in Puerto Rico, and a green technology distributor located in California, with total assets of $4,396,456, including current assets (cash and inventory) of $2,851,710, and year-to-date net revenues of $1,368,707, as of September 30, 2020. For specific risks related to our business with Eco-Gen, see the risk factor on page 17 titled “We face risks associated with our business with Eco-Gen Energy, Inc. that could harm our financial condition and results of operations.”

In relation to our agreement with Eco-Gen, Eco-Gen represents to us that Eco-Gen has received two purchase commitments from the above-mentioned customers related to the JouleBox® Power Station, for $13,749,875 from the Puerto Rican regional development enterprise, and $6,050,000 from the California green technology distributor, representing total current JouleBox® Power Station purchase commitments of $19,799,875. The purchase order in the amount of $13,749,875 was made on November 2, 2020, is for a 2 megawatt generator, and calls for a 50% down payment with the purchase order, and the balance due upon delivery of the 2 megawatt JouleBox® Power Station, with funds held in escrow by a California lawyer acting as escrow agent. The purchase commitment in the amount of $6,050,000 is in the form of a joint venture agreement, dated July 23, 2020, between Eco-Gen and the California green technology distributor, where that distributor will pay for the purchase of the joint venture’s JouleBox® Power Station as its consideration for the joint venture.

Under our agreement with Eco-Gen, these JouleBox® Power Station purchases will initiate our corresponding provision of services to Eco-Gen under our Master Outsourcing Contract Manufacturing Agreement with Eco-Gen, as we bear responsibility to cause those products to be manufactured for delivery to Eco-Gen’s customers. In the third quarter of 2020, Eco-Gen paid the Company $100,000 in cash for services towards fulfillment of these orders, which are service fees considered earned and non-refundable under the Eco-Gen agreement. As of the date of this Prospectus, all services paid for by Eco-Gen have been performed pursuant to the relevant purchase orders.

Eco-Gen’s JouleBox® Power Station is a 60kW hybrid generator capable of producing 525,600 kWh of electricity annually. JouleBox® Power Station units can be installed in arrays with complementary solar panels and lithium ion battery packs configured to meet any size commercial application to provide businesses with clean, renewable energy. More information on Eco-Gen and the JouleBox® Power Station is available at Eco-Gen’s website, http://eco-genenergy.com/.

Power BoosterTM Licensing Agreement

On June 16, 2020, the Company signed a Master Exclusive Licensing, Marketing, Distribution and Sales Agreement with the Bellagio IP Trust for the Power Booster™ technology, giving the Company the exclusive right to market Power Booster™ products. The Power Booster™ technology utilizes proprietary technologies incorporating electrical magnetism and high-speed switching technology to boost energy output from residential and commercial power systems. The Power Booster™ is based on advanced electronics that allow an electrical system within a home or business to be supplied with 880 watts of electricity and output useful electrical power of 2,200 watts while increasing the Power Factor (PF) and Total Harmonic Distortion (THD).

The Company licensed the Power Booster™ technology based on the Company’s belief that the technology has the potential to achieve high-value commercial success. Based on tests performed by the Company and the patent holder, the Power Booster™ technology can achieve up to a 60% saving in energy consumption, depending on multiple factors, including intended usage, quality of existing power source and overall system configuration, over standard generator technology. Actual energy savings will vary depending on overall application and other factors. The Company plans to engage third parties to market products using the Power Booster™ technology in the United States.

The core technology behind the Power Booster™ system is based on an innovative use of high-speed switching that is not currently available the U.S. generator market.  The system allows for energy creation in direct proportion to the induction of the magnetic field implemented into the system, thus creating useful electric energy from the magnetic field.  The Company plans to administer the marketing of the Power Booster™ system via multiple sales channels, including solar power electrical manufacturers, solar power systems integrators and installers, new homebuilders, and power system distribution companies. Additionally, the increased PF and THD mean that in some installations, when the device is properly installed and configured, the user will need less electricity.

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The Exclusive Global Licensing Agreement with the Bellagio IP Trust (“Bellagio”)(the “Bellagio Agreement”) grants rights to the Company to market the Power Booster™ and other products developed by Bellagio. In exchange for the agreement, the Company has issued Bellagio a restricted stock grant of twenty-five million (25,000,000) restricted common shares in the Company and will pay to Bellagio a royalty of 11% of the net manufacturing price of all Power Booster™ products sold. With the Bellagio Agreement put into place, the Company is in the initial stages of marketing and distributing the Power Booster™ system and has thus far generated no revenue from the product. Since the signing date of the Exclusive Global Licensing Agreement with Bellagio, the impacts of Covid-19 on the 2020 business climate has impeded significant progress by the Company on this initiative. Due to international travel restrictions since March of 2020, the "Development and Manufacturing Agreement" mentioned in the agreement has not been executed yet, and the Company cannot be sure if or when, under the current global climate, that manufacturing agreement will be signed. Additionally, bringing the Power Booster™ technology to market will require significant financial inputs on the Company’s part over the next 12 months.

MagnoSpringTM Licensing Agreement

On October 26, 2020, the Company signed an Exclusive License Agreement with Fortin & Associates LLC, a Delaware limited liability company (“Fortin”), giving the Company the exclusive worldwide right to make, use, sell, lease, import, export, or otherwise dispose of products utilizing Fortin’s magnetic spring mechanical motor technology, including the right to have products using the energy efficient technology made by third party manufacturers. The MagnoSpringTM technology comprises a mechanical motor that produces the rotation of its shaft using a system of magnets and springs. Pursuant to the MagnoSpringTM technology licensing agreement with Fortin, after the completion of an operable prototype that provides proof of concept for the technology, Fortin shall, at the Company’s expense, procure patents for the MagnoSpringTM technology. Under the agreement, the Company is responsible for all costs for preparation, filing, prosecution and maintenance of patents for the MagnoSpringTM technology, and shall have final authority over all decisions concerning filing prosecution of patent applications and patents, including the selection of patent attorneys.

As compensation to Fortin for entering into the Exclusive License Agreement for the MagnoSpringTM technology with the Company, we agreed to pay Fortin (or its principals) a restricted stock grant of 6,000,000 shares of the Company’s common stock subject to a vesting schedule to be determined in the relevant stock grant agreement. Additionally, the Company will pay a royalty of 10% of the net cost of goods for products using the MagnoSpringTM technology that are manufactured and sold. The MagnoSpringTM technology licensing agreement is a continuing worldwide licensing agreement that according to its terms shall remain in effect during the complete lifetime of all patents for the MagnoSpringTM technology.

The Company is currently working with Fortin on the development of a MagnoSpringTM technology prototype, and our work on patenting the MagnoSpringTM technology has begun as of the date of this Prospectus. However, due to the impact of COVID 19 and other factors, the Company cannot be sure if or when the MagnoSpringTM technology will be brought to market and result in revenue for the Company.

We are in the process of negotiating other technology licensing arrangements with other technology innovators, both entities and individuals. As of the time of this filing, these other potential elements of the Company’s business model remain under negotiation and in developmental stages.

Corporate Information

The Company’s shares are quoted on the OTC Markets Pink Sheet tier, under the symbol ECOX. Our executive offices are located at 16525 Sherman Way, Suite C-1, Van Nuys, CA 91406, and our telephone number is (747) 224-2453.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements, and, if their revenues are less than $100 million, not providing an independent registered public accounting firm attestation on internal control over financial reporting. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of the second fiscal quarter of that year or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter of that year.

Other Product Areas

The Company is active in negotiating additional licensing and joint ventures in the areas of electrical technologies, green energy, energy efficiency, innovative heat exchange technologies designed to reduce heating and cool costs for residential and commercial buildings, pathogen detection and mitigation, and green housing.  At this time, these remain unsigned and are in various stages of negotiations.

Corporate History

Eco Innovation Group, Inc., was originally incorporated on March 5, 2001 as Dig-It Underground, Inc., a Nevada corporation that initially operated as an underground cable contractor. On September 29, 2008, the Company entered into a share exchange agreement with Haydin Group Enterprises (“Haydin”), a sole proprietorship, and concurrently resolved to wind down its cable installation business. By virtue of the share exchange agreement, the Company acquired an interest in Haydin’s salon equipment, office equipment, lease assignments for salon locations, reception office equipment, salon stations, and remodeled salon facilities that included upgraded and permitted electrical, plumbing and signage. The Company’s business focused on the operation of a string of high-end beauty salons in the Cedar Hill, Texas area.

On September 1, 2011, the Company entered into a share exchange agreement with Get Down Art, LLC, a Nevada limited liability company. The consummation of the share exchange provided the Company with original art and agreements with artists with licensing agreements with businesses. The Company acquired art inventory, accounts receivable, office leasing and build out. The Company resolved to unwind its previous acquisition of Haydin dated September 29, 2008.

On August 30, 2012, the Company acquired Haydin as a wholly owned subsidiary of the Company through a share exchange agreement wherein the Company issued fifty million shares of its common stock in exchange for all of the legal right title and interest in the assets of Haydin, which owned a chain of high-end beauty salons that focused on skin and hair care and nail care. Haydin also promoted sales of beauty supplies and products and sold to other salons in Texas. The Haydin beauty salons retained highly trained experienced cosmetologists who had a long history with the business. Concurrently, the Company discontinued its business with Get Down Art, LLC and resolved to unwind that acquisition.

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On January 5, 2016, the Company acquired Expressions Property Limited, LP, a Texas limited partnership and Expressions Chiropractic and Rehab Center, PA in a share exchange agreement. This acquisition allowed the Company to enter into the natural healing and chiropractic business in Cedar Hill and North Richland Hills, Texas.

Effective June 30, 2018, the Company resolved and agreed to spin out Haydin Group Enterprises, Expressions Property Limited, LP and Expressions Chiropractic and Rehab Center, PA as private entities and thereby unwinding the share exchange agreements entered into on August 30, 2012 and January 5, 2016, respectively.

The Company was subsequently an innovation incubator platform from 2018 until early 2020 that was devoted to globally important paradigm shifts in technology, sustainable products development, and research, will initially re introduce a more affordable, fire, hurricane and earthquake resilient steel framing system.

On February 28, 2020, our current CEO and controlling Stockholder, Julia Otey-Raudes, took over management and control of the company and transferred all of the IP relating to the Company’s old business model back to John English. In the related change of control transaction, Ms. Otey acquired 30,000,000 shares of super-voting Preferred Series A stock on February 28, 2020, and launched the company into a new direction. The Company is now an innovation incubator platform devoted to globally important paradigm shifts in technology, sustainable and carbon negative products development and practical deployment worldwide. ECOX will initially introduce a revolutionary power booster for homes and offices that, when installed as directed, holds the potential to reduce energy consumption, depending on configuration by up to 60% and other energy saving related technologies.

The Company’s common shares are quoted on the OTC Markets Pink market tier under the symbol ECOX.

DESCRIPTION OF PROPERTY

The Company does not lease or own an office, any real estate or assets as of the year ended December 31, 2019, and as of the date of this filing. The Company’s offices are located in a space provided to the Company free of charge by Eco-Gen Energy, Inc.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined.

As of the date of this filing, there were no legal claims currently pending or threatened against us that in the opinion of Management would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Shares of the Company’s common stock are quoted under the symbol "ECOX" on the OTC Markets Quotation System Pink market tier.

The OTC Markets Quotation System is quotation service that display real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The market is limited for our stock and any prices quoted may not be a reliable indication of the value of our shares of common stock. The following Table sets forth the high and low bid prices per share of our shares of common stock by OTC Markets for the periods indicated.

For the Period Ending December 31, 2019	High	Low
First Quarter	$0.25	$0.06
Second Quarter	$0.19	$0.0013
Third Quarter	$0.06	$0.0086
Fourth Quarter	$0.125	$0.03

For the Period Ending December 31, 2018	High	Low
First Quarter	$0.5	$0.3
Second Quarter	$0.6	$0.2
Third Quarter	$0.6	$0.2
Fourth Quarter	$0.6	$0.2

As of December 23, 2020, the shares traded at $0.06 bid and $0.095 ask price with a total of 72,000 shares traded in the previous 10 days of trading.

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Holders of Record

As of December 23, 2020, the date of filing of this Prospectus and Registration Statement, we have 135,930,680 shares of our common stock issued and outstanding, held by approximately 59 stockholders of record.

Dividends

We have not paid, nor declared any cash dividends since our inception and do not intend to declare or pay any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by state law.

MANAGEMENT'S DISCUSSION AND ANALYSIS

This discussion and analysis may include statements regarding our expectations with respect to our future performance, liquidity, and capital resources. Such statements, along with any other non-historical statements in the discussion, are forward-looking. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, factors listed in other documents we file with the Securities and Exchange Commission (the "SEC''). We do not assume an obligation to update any forward-looking statements. Our actual results may differ materially from those contained in or implied by any of the forward-looking statements contained herein.

Overview and Financial Condition

Going Concern

The Company sustained continued operating losses during the years ended December 31, 2019 and 2018. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its stockholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classifications of liabilities that may result, should the Company be unable to continue as a going concern.

While priority is on generating cash from operations through the sale of the Company's products and services, Management is also seeking to raise additional working capital through various financing sources, including the sale of the Company's equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our shares of common stock.

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Results of Operations

The following table sets forth the results of our operations for the periods ended December 31, 2019 and 2018.

	For the years ended December 31
	2019		2018
Net Sales	$		$
Total Expenses		201,968		655,907
Net Loss from Operations		(201,968)		(655,907)
Other Expenses		286,342		108,317
Net Loss		$(488,310)		$(764,224)

Operating Results

Year Ending December 31, 2019 Compared December 31, 2018

Our sales totaled $0 for the twelve months ended December 31, 2019 and $0 for the twelve months ended December 31, 2018. The Company is continuing in its efforts to increase its sales but there is no guarantee that it will be able to do so.

We had $0 costs of goods sold for the twelve months ended December 31, 2019 and $0 for the twelve months ended December 31, 2018.

Selling, general and administrative expenses consist primarily of payroll, professional fees, sales and marketing, research and development and other operating expenses. Selling, general and administrative expenses totaled $201,968 for the twelve months ended December 31, 2019 and $655,907 for the twelve months ended December 31, 2018. The change is primarily due to a reduced level of overall activity at the Company while the business operations were being restructured. The Company also recognized interest expense of $6,498, a derivative loss of $20,658 and a loss on sale of investments of $259,186 during the year ended December 31, 2019.

As a result of the foregoing, we recorded a net loss of $488,310 for the twelve months ended December 31, 2019, compared to a net loss of $764,224 for the twelve months ended December 31, 2018. The decrease in the loss is primarily attributed to the reduction in general and administrative expenses.

The following table sets forth the results of our operations for the periods ended September 30, 2020 and 2019.

	For the nine month periods ended September 30
	2020	2019
Net Sales	$100,000	$—
Gross profit	20,000	—
Total operating expenses	3,132,264	25,680
Net Loss from Operations	(3,112,264)	(25,680)
Other Expenses	(59,979)	—
Net Loss	$(3,169,243)	$(25,680)

Nine Months Ending September 30, 2020 Compared September 30, 2019

Our sales totaled $100,000 for the nine months ended September 30, 2020 and $0 for the nine months ended September 30, 2019. The revenue was related to the Eco-Gen agreement entered into in August 2020 with a related party. The Company is continuing in its efforts to increase its sales but there is no guarantee that it will be able to do so.

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We had $20,000 costs of goods sold for the nine months ended September 30, 2020 and $0 for the nine months ended September 30, 2019, resulting in gross profit of $20,000 and $0, respectively.

Selling, general and administrative expenses consist primarily of payroll, professional fees, sales and marketing, research and development and other operating expenses. Selling, general and administrative expenses totaled $66,494 for the six months ended June 30, 2020 and $25,680 for the nine months ended September 30, 2019. The change is primarily due to an increased levels of overall activity as the Company began restructuring efforts.

For the nine months ended September 30, 2020, we incurred $660,020 in development and manufacturing expenses compared to $0 for the nine-month period ended September 30, 2019. The increase in the category was due to implementation of programs to development new products. For the nine months ended September 30, 2020, we incurred $260,000 in executive compensation and $2,145,750 in consulting fees compared to $0 for the nine month period ended September 30, 2019. The increase in the category was due to the hiring of senior management and professional consultants related to the Company’s (now-discontinued as of February 12, 2020) previous business operations.

The Company also incurred interest expense of $46,454 primarily related to amortization of debt discount on its convertible notes payable during the nine months ended September 30, 2020, and a derivative loss of $10,525.

As a result of the foregoing, we recorded a net loss of $3,169,243 for the nine months ended September 30, 2020, compared to a net loss of $25,680 for the nine months ended September 30, 2019. The increase in the loss is primarily attributed to the increased in operating expense categories as the Company began to develop new products and retain professional staff.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person, and the date such person became a director or executive officer. Our executive officers are appointed by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

The following table presents information with respect to our officers, directors and significant employees as of December 23, 2020.

Name	Age	Position
Julia Otey-Raudes	41	Chief Executive Officer, Chief Financial Officer

Biographical Information Regarding Officers and Directors

Ms. Otey-Raudes is an experienced executive with business experience in a variety of industries. From October of 2010 to the present, she has been and continues to be one of the founders of Eco-Gen Energy, Inc., and served as the corporate secretary and treasurer of Eco-Gen during that period.  At Eco-Gen Energy, she was part of the product development team for an innovative energy saving technology, the JouleBox™. She continues to serve as a director on the board of Eco-Gen.

From June 2008 to January 2009, prior to founding and working with Eco-Gen Energy, Ms. Otey-Raudes held positions with the Chilean Government’s Ministry of Labor and Social Welfare, where she was involved in educational outreach programs that taught entrepreneurial skills to women. From February 2009 to August of 2010, she worked as a project manager in the construction industry in Chile, managing large commercial building projects. Previously, from December of 1999 to September 2007, she worked as an executive for Wolfgang Puck’s flagship restaurant, Spago, in Beverly Hills, California, where she gained valuable executive organization and management skills. Ms. Otey-Raudes serves as the Company’s Chief Executive Officer, Chief Financial Officer, Chairperson of the Board of Directors, and is the corporation’s sole director.

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Term of Office

All of our directors are appointed for a one-year term to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders.  Our executive officers are appointed by our Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present director (or person nominated to become director), executive officer, founder, promoter or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  To the knowledge of the Company, there have been no reported violations of the Code of Ethics.

Whistleblower Procedures Policy

In accordance with the requirements of Section 301 of the Sarbanes-Oxley Act of 2002, the Board of Directors of the Company has adopted a Whistleblower Procedures Policy, stating that all employees of the Company are strongly encouraged to report any evidence of financial irregularities which they may become aware of, including those with respect to internal controls, accounting or auditing matters.  Under the Whistleblower Procedures Policy, the management of the Company shall promptly and periodically communicate to all employees with access to accounting, payroll and financial information the means by which they may report any such irregularities.  In the event an employee is uncomfortable for any reason reporting irregularities to his or her supervisor or other management of the Company, employees may report directly to any member of the Board of Directors of the Company.  The identity of any employee reporting under these procedures will be maintained as confidential at the request of the employee, or may be made on an anonymous basis.  Notice must be provided to all of the Company’s employees with access to accounting, payroll and financial information in respect of these procedures.

The Company’s Board of Directors does not have any designated or appointed Committees of the Board.

CORPORATE GOVERNANCE

Director Independence

We are not listed on a major U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

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Board Leadership Structure

We currently have one executive officer who is also a director. Our Board has reviewed the Company’s current Board leadership structure. In light of the Company’s size, nature of the Company’s business, regulatory framework under which the Company operates, stockholder base, the Company’s peer group and other relevant factors, the Company has determined that this structure is currently the most appropriate Board leadership structure for our company. Nevertheless, the Board intends to carefully evaluate from time to time whether our current structure should be modified based on what the Board believes is best for the Company and our stockholders.

Board Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, and regulatory risks. While our management is responsible for day to day management of various risks we face, the Board, as a whole, is responsible for evaluating our exposure to risk and to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board reviews and discusses policies with respect to risk assessment and risk management. The Board also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

Audit Committee

The Board does not currently have a standing Audit Committee. The full Board performs the principal functions of the Audit Committee. The full Board monitors our financial reporting process and internal control system and reviews and appraises the audit efforts of our independent accountants.

Compensation Committee

The Board does not currently have a standing Compensation Committee. The full Board establishes our overall compensation policies and reviews recommendations submitted by our management.

Nominating Committee

The Board does not currently have a standing Nominating Committee. We do not maintain a policy for considering nominees. Our Bylaws provides that the number of Directors shall be fixed from time to time by the Board, but in no event shall be less than the minimum required by law. The Board of Directors shall be large enough to maintain our required expertise but not too large to function efficiently. Director nominees are recommended, reviewed and approved by the entire Board. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees by involving the full Board.

Compensation Consultants

We have not historically relied upon the advice of compensation consultants in determining Named Executive Officer compensation. Instead, the full Board reviews compensation levels and makes adjustments based on their personal knowledge of competition in the market place, publicly available information and informal surveys of human resource professionals.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by addressing their correspondence to the Board at Eco Innovation Group, Inc., Attention: Julia Otey-Raudes, 16525 Sherman Way, Suite C-1 Van Nuys, CA 91406. The Board shall review and respond to all correspondence received, as appropriate.

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Director Independence

There are no independent directors at this time.

EXECUTIVE AND DIRECTOR COMPENSATION

Our sole director, Julia Otey-Raudes, is also our chief executive officer and chief financial officer. Effective May 1, 2020, Ms. Otey-Raudes and the Company entered into an executive employment agreement for a term of one year. Under the terms of the agreement, she will serve as the Company’s CEO receiving a base salary of $300,000 per year and will be awarded a starting bonus of ten million (10,000,000) restricted common shares. The shares will vest on a monthly basis over the term of the one-year agreement at a rate of 1/12 per month. The agreement is attached hereto.

Ms. Julia Otey-Raudes receives no compensation for serving as the Chairperson and sole director of the Company. During the Director’s term, the Company reimburses the Director for all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses as compared to out-of-pocket expenses of the Director in excess of $500.00 must be approved in advance by the Company.

Executive Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
John English	2019	$0	$0	$0	$0	$0	$0	$0	$0
John English	2018	$0	$0	$2,000(1)	$0	$0	$0	$0	$2,000	(1)
John English	2017	$0	$0	$0	$0	$0	$0	$0	$0

(1) Mr. English received 2,000,000 common shares as stock compensation during 2018. The shares were valued at $2,000.

Directors	Title	Monthly Compensation
Julia Otey-Raudes(1)(2)	Chief Executive Officer, Chief Financial Officer and Chairman	$0	(1)(2)

(1)	Ms. Otey-Raudes received no monthly compensation as an executive of the Company during the year ended December 31, 2019. She and the Company have agreed to an Executive Employment Agreement as of May 1, 2020, attached hereto.

(2)	Ms. Otey-Raudes was granted 10,000,000 shares of common stock as of May 1, 2020 as a starting bonus compensation for her executive roles at the Company.

Director Compensation Table

Directors	Title	Monthly Compensation
Julia Otey-Raudes(1)(2)	Chief Executive Officer, Chief Financial Officer and Chairman	$0

(1)	Ms. Otey-Raudes receives no monthly compensation as a director of the Company.

(2)	Ms. Otey-Raudes was granted 10,000,000 shares of common stock as of May 1, 2020 as compensation for her executive roles at the Company. Ms. Otey-Raudes received no monthly compensation as an executive of the Company during the year ended December 31, 2019. She and the Company have agreed to an Executive Employment Agreement as of May 1, 2020, attached hereto.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 23, 2020 , for: (i) each of our executive officers; (ii) each of our directors; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than five percent of any class of our voting securities.

The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

The following table is based on the number of shares outstanding, totaling 135,930,680 as of December 23, 2020. The following table sets forth certain information as of December 23, 2020 by (i) all persons who are known by us to beneficially own more than 5% of our outstanding shares of common stock; and (ii) each director, director nominee, and Named Executive Officer. The footnotes below pertain to total shares, voting rights and conversion shares, and provide other explanations.

Name of Beneficial Owner	Common Shares Owned	Percent of common shares	Preferred Shares Owned	Series A Votes(1)(5)	Voting Shares(5)		Voting Power(5)
Julia Otey-Raudes(1)(5)	35,000,000	25.7%	30,000,000	3,000,000,000	3,035,000,000	(5)	96.8	%(5)
Bellagio IP Trust(2)	25,000,000	18.4%			25,000,000		0.8%
John English	25,000,000	18.4%			25,000,000		0.8%
Donald Steinberg(3)	25,000,000	18.4%			25,000,000		0.8%
Pinnacle Consulting Services Inc.(4)	11,500,000	8.46%			11,500,000		0.38%

1)	Ms. Otey-Raudes is our CEO, CFO, board chairperson and sole director. She owns 35,000,000 common shares and 30,000,000 preferred shares, by which she holds voting power on a per-preferred shares basis of 100 common share vote equivalency for each preferred share she holds.

2)	Bellagio IP Trust is the licensor for the Power Booster™ technology pursuant to a technology licensing agreement executed by and between the Company and Bellagio IP Trust.

3)	Mr. Steinberg is beneficial owner of a total of 25,000,00 common shares, including 20,000,000 common shares held by Blue Ridge Enterprises and 5,000,000 common shares held by Heritage Funding, LLC. Mr. Steinberg is the controlling party of both Blue Ridge Enterprises and Heritage Funding, LLC.

4)	Mr. Robert L. Hymers III is the beneficial owner of a total of 11,500,000 common shares, which consist of 11,500,000 shares of outstanding common stock held by Pinnacle Consulting Services, Inc. Robert L. Hymers, III is the controlling stockholder of Pinnacle Consulting Services, Inc.

5)	Ms. Otey-Raudes, via her ownership of 30,000,000 preferred shares, is entitled to voting power of 100 common share equivalents for each preferred share held. Including all preferred and common shares, she is entitled to 3,035,000,000 votes. There is a possible voting pool of 3,135,930,680 common share equivalent votes, thus Ms. Otey-Raudes controls 96.8% of any vote put forth to Stockholders.

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Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership, voting power and investment power with respect to the shares of Company preferred stock and common stock.

Changes in Control

As of the date of this Prospectus, we are not aware of any arrangement that may result in a change in control of our Company.

LEGAL MATTERS

The validity of the Shares sold by us under this Prospectus, including the Shares to be sold by the Selling Stockholders, will be passed upon for us by Independent Law PLLC, Alan T. Hawkins, Esq., 2106 NW 4th Pl, Gainesville, FL 32603.

EXPERTS

Boyle CPA, LLC, our independent registered public accountant, has audited our financial statements included in this Prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Boyle CPA, LLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its Stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Nevada General Corporation Law for the unlawful payment of dividends; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

47

ECO INNOVATION GROUP, INC.

INDEX TO FINANCIAL STATEMENTS

For the Years Ended

December 31, 2019 and December 31, 2018

48

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Eco Innovation Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Eco Innovation Group, Inc. (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 3 to the consolidated financial statements, the Company’s net losses and accumulated deficit raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these consolidated financial statements. Management’s plans are also described in Note 3. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

Restatement of Previously Issued Financial Statements

As discussed in Note 2 to the consolidated financial statements, the Company has restated its 2019 financial statements to correct misstatements.

Basis of Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2020

Bayville, NJ

November 20, 2020

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 08721	F (732) 510-0665

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ECO INNOVATION GROUP, INC.

BALANCE SHEETS

DECEMBER 31, 2019 AND 2018

	December 31,
	2019	2018
Assets	As Restated
Current Assets
Cash and cash equivalents	$246	$22,153
Accounts receivable- net	—	—
Total Current Assets	246	22,153

Other Assets
Investment in Marijuana Company of America, at fair value	—	397,933
Deposits and other assets	8,000	8,000
Total Other Assets	8,000	405,933

Total Assets	$8,246	$428,086

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$1,797	$324
Convertible note payable, net of discount	21,875	—
Derivative liability	60,658	—
Convertible notes payable, related party	4,902	9,804
Related party loans	15,000	15,000
Total Current Liabilities	104,232	25,128

Total Liabilities	104,232	25,128

Stockholders' Equity
Preferred stock, par value $0.001, authorized 50,000,000 shares,
issued and outstanding 30,000,000 shares	30,000	30,000
Common stock, par value $0.001, authorized 500,000,000 shares, issued and outstanding 54,830,680 and 4,830,680 shares at
December 31, 2019 and 2018, respectively	54,831	4,831
Additional paid-in capital	1,919,059	1,942,619
Accumulated deficit	(2,099,876)	(1,574,492)
Total Stockholders' Equity (Deficit)	(95,986)	402,958

Total Liabilities and Stockholders' Equity (Deficit)	$8,246	$428,086

The accompanying notes are an integral part of these audited financial statements

50

ECO INNOVATION GROUP, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	For the years ended
	December 31,
	2019	2018
	As Restated
Revenues	$—	$—
Cost of revenues	—	—
Gross Profit	—	—

Operating expenses
General and administrative	201,968	655,907
	201,968	655,907

Operating loss	(201,968)	(655,907)

Other expenses
Interest expense	6,498	—
Derivative expense	20,658	—
Unrealized loss on investments	—	52,067
Loss on sale of investments	259,186	56,250
	286,342	108,317

Loss from continuing operations	(488,310)	(764,224)

Discontinued operations
Loss on disposal of discontinued operations	—	(55,508)
Income from operations of discontinued operations	—	91,004
	—	35,496

Net loss	$(488,310)	$(728,728)

Loss per share, basic and diluted
Continuing operations	$(0.03)	$(0.37)
Discontinued operations	—	0.02
	$(0.03)	$(0.35

Weighted average shares outstanding	15,521,348	2,093,647

 The accompanying notes are an integral part of these audited financial statements

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ECO INNOVATION GROUP, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' AND MEMBER'S DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2017	36,000,000	$36,000	1,830,613	$1,831	$769,613	$(845,764)	$(38,320)

Contribution of Investment	—	—	—	—	600,000	—	600,000
Preferred Stock Retired	(6,000,000)	(6,000)	—	—	6,000	—	—
Shares Issued for Services	—	—	3,000,067	3,000	567,006	—	570,006
Net loss for the year ended December 31, 2018	—	—	—	—	—	(728,728)	(728,728)
Balance, December 31, 2018	30,000,000	30,000	4,830,680	4,831	1,942,619	(1,574,492)	402,958

Debt Conversion	—	—	50,000,000	50,000	(45,098)	—	4,902
Net loss for the year ended December 31, 2019	—	—	—	—		(488,310)	(488,310)
Balance, December 31, 2019 – As Restated	30,000,000	$30,000	54,830,680	$54,831	$1,897,521	$(2,062,802)	$(80,450)

The accompanying notes are an integral part of these audited financial statements

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ECO INNOVATION GROUP, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2019

	For the years ended
	December 31,
	2019	2018
	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(488,310)	$(728,728)
Income from discontinued operations	—	35,496
Loss from continuing operations	(488,310)	(764,224)
Adjustments to reconcile net loss to net cash
used by operating activities:
Loss on sale of investments	259,186	56,250
Unrealized loss on investments	—	52,067
Amortization of debt discount	6,399
Derivative expense	20,658	—
Stock based compensation	—	570,006
Changes in operating assets and liabilities
Increase (decrease) in accounts payable and accrued expenses	1,472	(33,107)
Net cash used by operating activities- continuing operations	(200,655)	(119,008)
Net cash used by operating activities- discontinuing operations	—	35,496
Net cash used by operating activities	(200,655)	(83,512)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of investment	138,748	93,750
Net cash provided by investing activities- continuing operations	138,748	93,750
Net cash provided by investing activities- discontinuing operations	—	—
Net cash provided by investing activities	138,748	93,750

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible debenture	40,000	—
Net cash provided by financing activities- continuing operations	40,000	—
Net cash provided by financing activities- discontinuing operations	—	—
Net cash provided by financing activities	40,000	—

Change in cash	(21,907)	10,238
Cash, beginning of year	22,153	11,915
Cash, end of year	$246	$22,153

SUPPLEMENTAL NON-CASH DISCLOSURES:
Cash paid for interest	$—	$—

Cash paid for taxes	$—	$—

SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:
Conversion of related party convertible notes to common stock	$4,902	$—

The accompanying notes are an integral part of these audited financial statements

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ECO INNOVATION GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Nature of Business

Eco Innovation Group, Inc. (the “Company”), was originally incorporated March 5, 2001 as Dig-It Underground, Inc., a Nevada corporation that initially operated as an underground cable contractor. On September 29, 2008, the Company entered into a share exchange agreement with Haydin Group Enterprises (“Haydin”), a sole proprietorship, and concurrently resolved to wind down its cable installation business.

By virtue of the share exchange agreement, the Company acquired an interest in Haydin’s salon equipment, office equipment, lease assignments for salon locations, reception office equipment, salon stations, and remodeled salon facilities that included upgraded and permitted electrical, plumbing and signage. The Company’s business focused on the operation of a string of high-end beauty salons in the Cedar Hill, Texas area.

On September 1, 2011, the Company entered into a share exchange agreement with Get Down Art, LLC, a Nevada limited liability company. The consummation of the share exchange provided the Company with original art and agreements with artists with licensing agreements with businesses. The Company acquired art inventory, accounts receivable, office leasing and build out. The Company resolved to unwind its previous acquisition of Haydin Group Enterprises, Inc. dated September 29, 2008.

On August 30, 2012, the Company acquired the Haydin Group Enterprises as a wholly owned subsidiary of the Company through a share exchange agreement wherein the Company issued fifty million shares of its common stock in exchange for all of the legal right title and interest in the assets of Haydin Group Enterprises. Haydin Group Enterprises owned a chain of high-end beauty salons that focused on skin and hair care and nail care. Haydin also promoted sales of beauty supplies and products and sold to other salons in Texas. The Haydin beauty salons retained highly trained experienced cosmetologists who had a long history with the business. Concurrently, the Company discontinued its business with Get Down Art, LLC and resolved to unwind that acquisition.

On January 5, 2016, the Company acquired Expressions Property Limited, LP, a Texas limited partnership and Expressions Chiropractic and Rehab Center, PA in a share exchange agreements. These acquisitions allowed the Company to enter into the natural healing and chiropractic business in Cedar Hill and North Richland Hills, Texas.

Effective June 30, 2018, the Company resolved and agreed to spin out Haydin Group Enterprises, Expressions Property Limited, LP and Expressions Chiropractic and Rehab Center, PA as private entities and thereby unwinding the share exchange agreements entered into on August 30, 2012 and January 5, 2016, respectively.

On July 1, 2018, the Company approved a reverse split of its common stock in a ratio of 1:1,000; a change of the Company’s name to Eco Innovation Group, Inc.; and the change of the Company’s trading symbol. The reverse split of the Company’s common stock was effective August 29, 2018.

On August 19, 2019, the Company incorporated Steel Hemp Homes Inc. in the state of California as a wholly owned subsidiary.

On February 12, 2020, Julia Otey-Raudes was appointed as CEO and President of the Company upon John English’s resignation. She also acquired 30,000,000 Preferred Series A shares, representing all of the issued and outstanding preferred stock of the Company.

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On February 20, 2020, the Company filed a certificate of amendment to its articles of incorporation with the Nevada secretary of state, increasing from 100 million to 500 million the Company’s authorized common shares. As a result, the Company is authorized to issue 500,000,000 shares of $0.001 par value shares of common stock. Each share of common stock entitles its holder to one vote on all matters on which common stockholders are entitled to vote, including the election of directors. The Company’s shares of common stock do not have cumulative voting rights. As of December 23, 2020, the date of this filing, the Company had 135,930,680 shares of common stock outstanding.

The Company’s plan is to initially develop a revolutionary Power Booster for your home and office that will reduce electric bills and other energy saving related technologies. The Company anticipates joint ventures in the sustainable renewable energy field.

Accounting policies and procedures are listed below. The Company has adopted a December 31 year-end.

Accounting Basis

The Company has prepared the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Steel Hemp Homes Inc. All intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The company considers all highly liquid investments with original maturities of three months or less as cash equivalents. As of December 31, 2019 and 2018, the Company had no cash or cash equivalent balances in excess of the federally insured amounts. The company’s policy is to invest excess funds in only well capitalized financial institutions.

Earnings per share

Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted.

The company has not issued any options or warrants or similar securities since inception.

Marketable Securities

The Company’s investment in marketable securities are classified as trading and are carried at fair value.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates its’ financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

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Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information.  These estimates involve uncertainties and cannot be determined with precision.   We measure our investment in marketable securities at fair value on a recurring basis.  The Company’s trading securities are valued using inputs observable in active markets and are therefore classified as Level 1 within the fair value hierarchy. Investments and derivative liabilities are valued on a recurring basis.

The following summarizes the fair value of assets and liabilities measured on a recurring basis:

December 31, 2018
	Level 1	Level 2	Level 3	Total
Assets
Investments	$ 397,933	$ -	$ -	$ 397,933

Liabilities
Derivative liability	-	-	-	-
December 31, 2019
	Level 1	Level 2	Level 3	Total
Assets
Investments	$ -	$ -	$ -	$ -

Liabilities
Derivative liability	-	-	60,658	60,658

Stock Based Compensation

Stock-based compensation is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. FASB ASC 718 requires all share-based payments to employees and non-employees be recognized as compensation expense in the consolidated financial statements based on their fair values.  The expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).  As of December 31, 2019 and 2018, the Company has not formed a Stock Option Plan and has not issued any options.

Fixed Assets

Fixed assets are carried at cost. Depreciation is computed using the straight-line method of depreciation over the assets’ estimated useful lives. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of fixed assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

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Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Advertising

Advertising is expensed when incurred.

Revenue Recognition

Effective January 1, 2018, the Company recognizes revenue in accordance with Accounting Standards Codification 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Industry Topics of the Accounting Standards Codification. The updated guidance states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2017, and the Company adopted the standard using the modified retrospective approach effective January 1, 2018.

At the time of each transaction, management assesses whether the fee associated with the transaction is fixed or determinable and whether or not collection is reasonably assured. The assessment of whether the fee is fixed or determinable is based upon the payment terms of the transaction. Collectability is assessed based on a number of factors, including past transaction history with the client and the creditworthiness of the client.

The Company had no revenues during the years ended December 31, 2019 and 2018.

NOTE 2. RESTATEMENT

During the three months ended September 30, 2020, the Company determined that it had incorrectly recognized a beneficial conversion feature related to the conversion option embedded within the convertible note payable issued in December 2019 that is accounted as a derivative liability. This resulted in adjustments to the previously reported amounts in the consolidated financial statements of the Company as of December 31, 2019 and for the year then ended. The table below summarizes the impact of the affected periods:

Consolidated Balance Sheet	As of December 31, 2019

	As Previously
	Reported	Adjustment	As Restated
Convertible debt, net of discount	$21,875	$(15,536)	$6,339
Total current liabilities	104,232	(15,536)	88,696
Total liabilities	104,232	(15,536)	88,696
Additional paid in capital	1,919,059	(21,538)	1,897,521
Accumulated deficit	(2,099,876)	37,074)	(2,062,802)
Total Stockholder’s equity (deficit)	(95,986)	(15,536)	(80,450)

Consolidated Statement of Operations	Year Ended December 31, 2019

	As Previously
	Reported	Adjustment	As Restated
Interest expense	$146,273	$2,926	$6,498
Derivative expense	60,658	(40,000)	20,658
Total other expenses	323,416	(37,074)	286,342
Loss from continuing operations	(525,384)	37,074	(488,310)
Net loss	(525,384)	37,074	(488,310)

Consolidated Statement of Cash Flows	Year Ended December 31, 2019

	As Previously
	Reported	Adjustment	As Restated
Cash Flows from Operating Activities
Net loss	$(525,384)	$37,074	$(488,310)
Amortization of debt discount	3,413	2,926	6,339
Derivative expense	60,658	(40,000)	20,258
Net cash used in operating activities	(200,655)	—	(200,655)

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NOTE 3. GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company had net losses during the years ended December 31, 2018 and 2019 and an accumulated deficit at December 31, 2019. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. Management’s plans are to obtain additional financing in the debt and equity markets while its develops its business model. The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 4. RECENTLY ISSUED ACCOUNTING STANDARDS

Management does not believe that any recently issued but not yet adopted accounting will have a material effect on the Company’s results of operation or on the reported amounted of its assets and liabilities upon adoption.

NOTE 5. PROVISION FOR INCOME TAXES

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2019, and 2018, the Company has not recorded any unrecognized tax benefits.

The components of the Company’s net deferred tax assets at December 31 are as follows:

	December 31,
	2019	2018
Net operating loss carryforward	$441,000	$331,000
Unrealized investment losses	—	52,000
Deferred tax assets	441,000	383,000
Valuation allowance	(441,000)	(383,000)
	$—	$—

At December 31, 2019 the Company had net operating loss carry forwards of approximately $2,100,000 for federal and state purposes.

The reconciliation of the federal income tax rate and the Company’s tax provision (benefit) is as follows:

	Year Ended
	December 31,
	2019	2018
Provision (benefit) computed using the statutory rate	$(110,000)	$(153,000)
Temporary differences	52,000	(52,000)
Change in valuation allowance	58,000	205,000
	$—	$—

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NOTE 6. STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

On August 6, 2020, the Company amended its articles of incorporation with an effective date of July 23, 2020, to create a new class of preferred stock, designated the “Series B Convertible Preferred Stock” and to rename the existing preferred stock as the “Series A Convertible Preferred Stock”. As a result, the Company has two classes of shares of preferred stock, designated “Series A Convertible Preferred Stock” and “Series B Convertible Preferred Stock”. The Company has designated 49,000,000 shares of Series A Convertible Preferred Stock, of which 30,000,000 shares have been issued and are outstanding. Holders of Series A Convertible Preferred Stock hold rights to vote on all matter requiring a Stockholder vote at 100 common shares vote equivalent for each share of Series A Convertible Preferred Stock held. As of the date of this filing, our CEO, CFO, board chair and sole director, Julia Otey-Raudes, is the sole holder of the 30,000,000 Series A Convertible Preferred Stock outstanding. As of the filing date of this Prospectus, there are no shares of Series B Convertible Preferred Stock issued or outstanding.

Common Stock

On February 20, 2020, the Company filed a certificate of amendment to its articles of incorporation with the Nevada secretary of state, increasing from 100 million to 500 million the Company’s authorized common shares. As a result, the Company is authorized to issue 500,000,000 shares of $0.001 par value shares of common stock. Each share of common stock entitles its holder to one vote on all matters on which common stockholders are entitled to vote, including the election of directors. The Company’s shares of common stock do not have cumulative voting rights. As of December 23, 2020, the date of this filing, the Company had 135,930,680 shares of common stock outstanding.

On September 11, 2018, the Company issued 67 shares to a consultant for $0.09 per share valued at $6 for services.

On November 1, 2018, the Company issued 1,000,000 shares to a consultant for $0.06 per share valued at $100,000 for services.

On December 13, 2018, the Company issued 1,000,000 shares to a consultant for $0.235 per share valued at $235,000 for services.

On December 13, 2018, the Company issued 1,000,000 shares to a consultant for $0.235 per share valued at $235,000 for services.

On October 14, 2019, the Company issued 50,000,000 shares for the conversion of a $4,902 convertible note.

On May 18, 2020, the company issued 8,000,000 shares to a consultant for $0.098 per share valued at $784,000 for services.

On May 26, 2020, the company issued 25,000,000 shares to its former Chief Executive Officer John English for the conversion of a $2,451 convertible note.

On June 26, 2020, the company issued 12,500,000 shares to Pinnacle Consulting Services for $0.099 per share valued at $1,248,750 for consulting services

On June 26, 2020, the company issued 10,000,000 shares to its Chief Executive Officer Julia Otey-Raudes for $0.026 per share valued at $260,000 for compensation

On June 26, 2020, the company issued 25,000,000 shares to Bellagio IP Trust for $0.026 per share valued at $650,000 for services in development of the Power Booster technology.

On June 26, 2020, the company issued 600,000 shares to Tabular Investments, LLC for $0.125 per share valued at $75,000 for services.

On June 29, 2020, the Company executed a stock purchase agreement with Pinnacle Consulting Services, Inc., whereby the Company sold 4,000,000 shares of the Company’s common stock at a price of $0.005 per share, in exchange for a cash payment of $20,000, received on August 14, 2020. Pursuant to the stock purchase agreement, the common shares have registration rights.

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NOTE 7. RELATED PARTY TRANSACTIONS

On March 1, 2016, the Company executed two convertible notes of $4,901.96 each with former executives of the Company. These notes are each convertible into 50,000,000 shares of common stock. These notes are non-interest bearing. On October 14, 2019, one of these notes converted into common stock.

On December 2, 2019, the Company issued a convertible promissory note to holder Pinnacle Consulting Services Inc. in the principal amount of $40,000, which matured and entered default on June 9, 2020. This note bears interest at 5% per annum and is convertible in whole or in part at the option of the holder into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under the note by a conversion price defined as a 35% discount of the lowest reported sale price of the Company’s common stock for the 15 trading days immediately prior to the date of conversion. On November 16, 2020, the Company and Pinnacle entered into an amendment to this note, extending the maturity date to April 1, 2021, and adding an ownership limitation whereby the holder is unable to effect any conversion under the note if the holder owns greater than 4.99% of the Company outstanding capital stock. As a result of this amendment to the convertible promissory note, the note is no longer in default.

In May 2016, a consultant was awarded the right to receive 100,000,000 shares of common stock. In May 2018, this right was assigned to Heritage Funding, Inc. and John English equally in exchange for $9,9038 to be paid by the Company. The promissory note was convertible into 100,000,000 shares of common stock at a fixed price of $0.0009. In October 2019, Heritage Funding entered into a private transaction to sell the right to 45,000,000 of its 50,000,000 shares to Blue Ridge Enterprises. Also, in October 2019, Blue Ridge Enterprises and Heritage Funding converted principal into 45,000,000 and 5,000,000 shares of common stock, respectively. In May 2020, Robert L. Hymers III (“Hymers”) purchased half of the remaining convertible promissory note and its related conversion rights from John English in a private transaction. In May 2020, John English converted principal of $2,451 into 25,000,000 shares of common stock. The remaining principal balance owed to Hymers of $2,451 was convertible into 25,000,000 shares of stock at September 30, 2020. On November 16, 2020, the Company and Hymers entered into a debt exchange agreement (the “Debt Exchange Agreement”) whereby the remaining principal balance owed to Hymers of $2,451 has been exchanged for a convertible promissory note with a principal amount of $2,451, a maturity date of November 15, 2021, bearing interest at the rate of 12% per annum and convertible into 25 million shares of the Company’s common stock. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

On May 12, 2020, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $12,500 due on May 12, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is fixed at $0.0025 per share. The Company recognized a beneficial conversion feature of $12,500 as debt discount related to this convertible note based on the intrinsic value of the conversion feature at the time of issuance. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

On June 30, 2020, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $21,000 due on June 30, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is a 35% discount of the lowest reported sale price of the common stock for the 15 trading days immediately prior to the date of conversion. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

On June 29, 2020, we sold 4,000,000 shares of the Company’s common stock at a price of $0.005 per share to Pinnacle Consulting Services, Inc. in exchange for a cash payment of $20,000, received on August 14, 2020. As a result of this transaction, Pinnacle Consulting Services, Inc. holds 12.14% of our outstanding common stock.

On August 25, 2020, the Company signed a Master Outsourcing Contract Manufacturing Agreement with Eco-Gen Energy, Inc. (“Eco-Gen”), pursuant to which the Company will manage the production and delivery of Eco-Gen’s JouleBox® Power Station. The Master Outsourcing Contract Manufacturing Agreement with Eco-Gen is a related party transaction insofar as our CEO and controlling Stockholder, Julia Otey-Raudes, is a director and shareholder of Eco-Gen, holding 20.66% of Eco-Gen’s outstanding voting stock, and in that the Company’s offices are provided to the Company free of charge by Eco-Gen in a space located within Eco-Gen’s corporate offices.

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NOTE 8. CONVERTIBLE NOTES

On December 2, 2019, the Company issued a convertible promissory note to holder Pinnacle Consulting Services Inc. in the principal amount of $40,000, which matured and entered default on June 9, 2020. This note bears interest at 5% per annum and is convertible in whole or in part at the option of the holder into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under the note by a conversion price defined as a 35% discount of the lowest reported sale price of the Company’s common stock for the 15 trading days immediately prior to the date of conversion. On November 16, 2020, the Company and Pinnacle entered into an amendment to this note, extending the maturity date to April 1, 2021, and adding an ownership limitation whereby the holder is unable to effect any conversion under the note if the holder owns greater than 4.99% of the Company outstanding capital stock. As a result of this amendment to the convertible promissory note, the note is no longer in default.

The Company determined that the conversion option in the note met the definition of a liability in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock. The Company bifurcated the embedded conversion option in the note once the note becomes convertible and account for it as a derivative liability.

The Company valued the conversion features using the Black Scholes valuation model. The fair value of the derivative liability amounted to $61,073 upon inception, with $40,000 recognized as a debt discount, and $21,073 as derivative expense. The fair value of the derivative liability was estimated to be $60,658 at December 31, 2019 using a Black-Scholes model and the following inputs: 1) volatility of 730%; 2) risk-free rate of 1.6%; 3) dividend yield of 0% and 4) an expected term of six months. Interest expense consisted of $6,339 in amortization of the debt discount and $159 in accrued interest.

NOTE 9. INVESTMENTS

On September 17, 2018, a contribution of 20,000,000 common shares of Marijuana Company of America, Inc. (OTC: MCOA) was made to the Company. The shares were valued at $600,000, the fair value of the shares on contribution date. The shares were classified as trading securities as the intention of the Company was to sell these shares and all shares were sold within six months of contribution. The following summarizes the activity of the investments.

Fair value, contribution date	$600,000
Sale of securities	(150,000)
Unrealized loss	(52,067)
Fair value, December 31, 2018	$397,933
Sale of securities	(397,933)
Fair value, December 31, 2019	$—

The Company recognized losses of $56,250 and $259,186 for the years ended December 31, 2018 and 2019, respectively.

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NOTE 10. SUBSEQUENT EVENTS

The Company’s management reviewed all material events through December 23, 2020 the date these financial statements were available to be issued for subsequent event disclosure consideration.

On May 12, 2020, the Company issued a convertible promissory note to holder Pinnacle Consulting Services Inc. for $12,500 due on May 12, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is fixed at $0.0025 per share. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

On June 29, 2020, the Company executed a stock purchase agreement with Pinnacle Consulting Services, Inc., pursuant to which the Company issued and sold 4,000,000 shares of the Company’s common stock at a price of $0.005 per share in exchange for a cash payment of $20,000.00 received on August 14, 2020. Under the stock purchase agreement, the common shares have registration rights. Pinnacle Consulting Services, Inc. (beneficially owned by Robert L. Hymers III) is the holder of an aggregate total of 11,500,000 shares of the Company’s common stock, which is 8.46% of the Company’s current outstanding common stock as of the date of this filing.

On June 30, 2020, the Company issued a convertible promissory note to holder Pinnacle Consulting Services Inc. for $21,000 due on June 30, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is a 35% discount of the lowest reported sale price of the common stock for the 15 trading days immediately prior to the date of conversion. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

On August 6, 2020, the Company filed an amended certification of stock designation with an effective date of July 23, 2020, to create a class of preferred stock, designated “Series B Convertible Preferred Stock”, by filing an amendment to the Company’s existing certificate of designations that reduced the Company’s designated Series A Preferred by one million shares and created one million shares of Series B Convertible Preferred Stock, and renamed the Company’s Preferred Series A preferred shares as “Series A Convertible Preferred Stock”. As a result, the Company now has 50,000,000 authorized shares of preferred stock, designated as 49,000,000 shares of Series A Convertible Preferred Stock, of which 30,000,000 shares have been issued and are outstanding, and 1,000,000 shares of Series B Convertible Preferred Stock, of which no shares are issued or outstanding. Holders of Series A Convertible Preferred Stock hold rights to vote on all matter requiring a stockholder vote at 100 common shares vote equivalent for each share of Series A Convertible Preferred Stock held. As of the date of this filing, our CEO, CFO, board chair and sole director, Julia Otey-Raudes, is the sole holder of the 30,000,000 Series A Convertible Preferred Stock outstanding.

On August 25, 2020, the Company signed a Master Outsourcing Contract Manufacturing Agreement with Eco-Gen Energy, Inc. (“Eco-Gen”), pursuant to which the Company will manage the production and delivery of Eco-Gen’s JouleBox® Power Station. The Master Outsourcing Contract Manufacturing Agreement with Eco-Gen is a related party transaction insofar as our CEO and controlling Stockholder, Julia Otey-Raudes, is a director and shareholder of Eco-Gen, holding 20.66% of Eco-Gen’s outstanding voting stock, and in that the Company’s offices are provided to the Company free of charge by Eco-Gen in a space located within Eco-Gen’s corporate offices.

On November 16, 2020, the Company and Robert L. Hymers III entered into a debt exchange agreement (the “Debt Exchange Agreement”) whereby the remaining principal balance owed to Hymers of $2,451 relating to convertible debt convertible to 25 million common shares has been exchanged for a convertible promissory note with a principal amount of $2,451, a maturity date of November 15, 2021, bearing interest at the rate of 10% per annum and convertible into 25 million shares of the Company’s common stock. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if the holder owns greater than 4.99% of the Company outstanding capital stock.

On November 16, 2020, the Company and holder Pinnacle Consulting Services executed an amendment to a convertible promissory note originally issued on December 2, 2019 in the principal amount of $40,000, which matured and entered default on June 9, 2020. This note bears interest at 5% per annum and is convertible in whole or in part at the option of the holder into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under the note by a conversion price defined as a 35% discount of the lowest reported sale price of the Company’s common stock for the 15 trading days immediately prior to the date of conversion. The amendment, effective November 16, 2020, had the effect of extending the maturity date to April 1, 2021, and adding an ownership limitation whereby the holder is unable to effect any conversion under the note if the holder owns greater than 4.99% of the Company outstanding capital stock. As a result of this amendment to the convertible promissory note, the note is no longer in default.

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INTERIM FINANCIAL STATEMENTS

The following tables set forth our most recent interim financial statements. Our unaudited quarterly results of operations data have been prepared on the same basis as our audited financial statements included elsewhere in this Prospectus. In the opinion of management, the financial information set forth in the table below reflects all normal recurring adjustments necessary for the fair statement of results of operations for these periods in accordance with generally accepted accounting principles in the United States. Our historical results are not necessarily indicative of the results that may be expected in the future and the results of a particular quarter or other interim period are not necessarily indicative of the results for a full year. This data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this Prospectus.

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ECO INNOVATION GROUP, INC.
Unaudited Interim Condensed Consolidated Balance Sheets
As of September 30, 2020 and December 31, 2019
(Amounts Expressed in United States Dollars, Except for Share Amounts)

	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$16,659	$246
Accounts receivable- net	—	—
Total Current Assets	16,659	246

Other Assets
Investment in Marijuana Company of America	—	—
Deposits and other assets	8,000	8,000
Total Other Assets	8,000	8,000
Total Assets	$24,659	$8,246

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts Payable and accrued expenses	59,47	1,797
Convertible Notes Payable	50,122	6,399
Derivative liabilities	92,183	60,658
Convertible Notes Payable Related party	4,875	4,902
Related Party Loans	15,000	15,000
Total Current Liabilities	221,651	88,696

Total Liabilities	221,651	88,696

Stockholders' Equity
Preferred stock, par value $0.001, authorized 50,000,000 shares,
issued and outstanding 30,000,000 shares	30,000	30,000
Common stock, par value $0.001, authorized 500,000,000 shares, issued and outstanding 139,930,680 and 54,830,680 shares at
September 30, 2020 and Dec 31, 2019, respectively	139,931	54,831
Additional paid-in capital	4,865,122	1,897,521
Accumulated deficit	(5,232,045)	(2,062,802)
Total Stockholders' Equity (Deficit)	(196,992)	(80,450)

TOTAL LIABILITIES and Stockholders' Equity (Deficit)	$24,659	$8,246

See the accompanying notes to these unaudited consolidated financial statements

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ECO INNOVATION GROUP, INC.

Unaudited Interim Condensed Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2020 and 2019

(Amounts Expressed in United States Dollars, Except Share Amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30	September 30	September 30	September 30
	2020	2019	2020	2019

Revenue	$100,000	$—	$100,000	—
Cost of Revenue	80,000	—	80,000	—
Gross Profit	20,000	—	20,000	—

Operating Expenses
General and Administrative	19,328	7,907	66,494	25,680
Development and Manufacture Expenses	10,020	—	660,020	—
Executive Compensation	—	—	260,000	—
Consulting Fee	15,000	—	2,145,750	—
Total Operating Expense	44,348	7,907	3,132,264	25,680

Operating Loss	(24,348)	(7,907)	(3,112,264)	(25,680)

Other Income (Expenses)
Derivative expense	(6,689)	—	(10,525)	—
Interest expense	(9,791)	—	(46,454)	—
Total Other Income (Loss)	(16,480)	—	(56,979)	—

Net Loss	$(40,828)	$(7,907)	$(3,169,243)	$(25,680)

Basic & Diluted Loss per common shares	$(0.03)	$(0.00)	$(0.03)	$(0.00)

Weighted Average common shares Outstanding	137,974,158	4,830,680	120,811,554	4,830,680

See the accompanying notes to these unaudited consolidated financial statements

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ECO INNOVATION GROUP, INC.

Unaudited Interim Condensed Consolidated Statements of Changes in Stockholders’ Equity

Nine Months Ended September 30, 2020 and 2019

(Amounts Expressed in United States Dollars)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2019	30,000,000	$30,000	54,830,680	$54,831	$1,897,521	$(2,062,802)	$(80,450)
Net loss for the three months ended March 31, 2020	—	—	—	—		(15,067)	(15,067)
Balance, March 31, 2020	30,000,000	30,000	54,830,680	54,831	1,897,521	(2,077,869)	(95,517)

Common Stock issued for services rendered	—	—	56,100,000	56,100	2,961,650	—	3,017,750
Common stock issued for conversion of notes payable	—	—	25,000,000	25,000	(22,549)	—	2,451
Discount on Convertible notes	—	—	—	—	12,500	—	12,500
Net loss for the three months ended June 30, 2020	—	—	—	—		(3,113,348)	(3,124,579)
Balance, June 30, 2020	30,000,000	$30,000	135,930,680	$135,931	$4,849,122	$(5,191,217)	$(176,164)

Common stock issued for cash	—	—	4,000,000	4,000	16,000	—	20,000
Net loss for the three months ended September 30, 2020	—	—	—	—		(60,827)	(60,827)
Balance, September 30, 2020	30,000,000	$30,000	139,930,680	$139,931	$4,865,122	$(5,252,044)	$(216,991)

See the accompanying notes to these unaudited consolidated financial statements

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	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2018	30,000,000	$30,000	4,830,680	$4,831	$1,942,619	$(1,522,425)	$455,025
Net loss for the three months ended March 31, 2019	—	—	—	—	—	(1,194)	(1,194)
Balance, March 31, 2019	30,000,000	30,000	4,830,680	4,831	1,942,619	(1,523,619)	453,831

Net loss for the three months ended June 30, 2019	—	—	—	—	—	(16,578)	(16,578)
Balance, June 30, 2019	30,000,000	30,000	4,830,680	4,831	1,942,619	$(1,540,197)	$437,253

Net loss for the three months ended September 30, 2019	—	—	—	—		(7,907)	(7,907)
Balance, September 30, 2019	30,000,000	$30,000	4,830,680	$4,831	$1,942,619	$(1,548,104)	$429,346

See the accompanying notes to these unaudited consolidated financial statements

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ECO INNOVATION GROUP, INC.

Unaudited Interim Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2020 and 2019

(Amounts Expressed in United States Dollars)

	For the Nine Months Ended
	September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,189,242)	$(25,680)
Adjustments to reconcile net loss to net cash
used by operating activities:
Amortization of debt discount	43,783	—
Derivative (gain) loss	10,525	—
Stock based compensation	3,017,750	—
Changes in operating assets and liabilities
Increase (decrease) in accounts payable and accrued expenses	57,673	4,880
Net cash used by operating activities	(59,511)	(20,800)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible debenture	53,500	—
Proceeds from sale of common stock	20,000	—
Proceeds from convertible notes payable, related party	2,424	—
Net cash provided by financing activities	75,924	—

Change in cash	16,413	(20,800)
Cash, beginning of period	246	22,153
Cash, end of period	$16,659	$1,353
Non-Cash transactions
Common stock issued for conversion of notes payable	$2,451	$—

See the accompanying notes to these unaudited consolidated financial statements

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ECO INNOVATION GROUP, INC.

Notes to Unaudited Interim Condensed Consolidated Financial Statements

(Amounts Expressed in United States Dollars, Except Where Stated Otherwise)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Nature of Business

Eco Innovation Group, Inc. (the “Company”), was originally incorporated March 5, 2001 as Dig-It Underground, Inc., a Nevada corporation that initially operated as an underground cable contractor. On September 29, 2008, the Company entered into a share exchange agreement with Haydin Group Enterprises, a sole proprietorship, and concurrently resolved to wind down its cable installation business.

By virtue of the share exchange agreement, the Company acquired an interest in Haydin’s salon equipment, office equipment, lease assignments for salon locations, reception office equipment, salon stations, and remodeled salon facilities that included upgraded and permitted electrical, plumbing and signage. The Company’s business focused on the operation of a string of high-end beauty salons in the Cedar Hill, Texas area.

On September 1, 2011, the Company entered into a share exchange agreement with Get Down Art, LLC, a Nevada limited liability company. The consummation of the share exchange provided the Company with original art and agreements with artists with licensing agreements with businesses. The Company acquired art inventory, accounts receivable, office leasing and build out. The Company resolved to unwind its previous acquisition of Haydin Group Enterprises, Inc., dated September 29, 2008.

On August 30, 2012, the Company acquired the Haydin Group Enterprises as a wholly owned subsidiary of the Company through a share exchange agreement wherein the Company issued f if ty million shares of its common stock in exchange for all of the legal right title and interest in the assets of Haydin Group Enterprises. Haydin Group Enterprises owned a chain of high-end beauty salons that focused on skin and hair care and nail care. Haydin also promoted sales of beauty supplies and products and sold to other salons in Texas. The Haydin beauty salons retained highly trained experienced cosmetologists who had a long history with the business. Concurrently, the Company discontinued its business with Get Down Art, LLC and resolved to unwind that acquisition.

On January 5, 2016, the Company acquired Expressions Property Limited, LP, a Texas limited partnership and Expressions Chiropractic and Rehab Center, PA pursuant to share exchange agreements. These acquisitions allowed the Company to enter the natural healing and chiropractic business in Cedar Hill and North Richland Hills, Texas.

Effective June 30, 2018, the Company resolved and agreed to spin out Haydin Group Enterprises, Expressions Property Limited, LP and Expressions Chiropractic and Rehab Center, PA as private entities and thereby unwinding the share exchange agreements entered into on August 30, 2012 and January 5, 2016, respectively.

On July 1, 2018, the Company approved a reverse split of its common stock in a ratio of 1:1,000; a change of the Company’s name to Eco Innovation Group, Inc.; and the change of the Company’s trading symbol. The reverse split of the Company’s common stock was effective August 29, 2018. The Company was an innovation incubator platform from 2018 until early 2020 that focusing on developing a more affordable, fire, hurricane and earthquake resilient steel framing system.

On August 19, 2019, the Company incorporated Steel Hemp Homes Inc. in the state of California as a wholly owned subsidiary.

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On February 20, 2020, the Company filed a certificate of amendment to its articles of incorporation with the Nevada secretary of state, increasing from 100 million to 500 million the Company’s authorized common shares. As a result, the Company is authorized to issue 500,000,000 shares of $0.001 par value shares of common stock. Each share of common stock entitles its holder to one vote on all matters on which common stockholders are entitled to vote, including the election of directors. The Company’s shares of common stock do not have cumulative voting rights. As of December 23, 2020, the date of this filing, the Company had 135,930,680 shares of common stock outstanding.

On February 12, 2020, Julie Otey-Raudes was appointed as CEO and President of the Company upon John English’s resignation. She also acquired 30,000,000 shares of Series A Preferred Stock, which represent all of the outstanding preferred stock of the Company.

The Company’s plan is to initially develop a revolutionary Power Booster for your home and office that will reduce electric bills and other energy saving related technologies. The Company anticipates Joint Ventures in the sustainable renewable energy field.

Accounting policies and procedures are listed below. The Company has adopted a December 31 year-end.

Accounting Basis

The Company has prepared the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Consolidation

The consolidated financial statements include the accounts of the Company and its’ wholly owned subsidiary, Steel Hemp Homes Inc. All intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less as cash equivalents. As of September 30, 2020, and December 31, 2019, the Company had cash or cash equivalent balances in excess of federally insured amounts. The Company’s policy is to invest excess funds in only well capitalized financial institutions.

Earnings per share

Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted.

The Company has not issued any options or warrants or similar securities since inception.

Marketable Securities

The Company’s investment in marketable securities are classified as trading and are carried at fair value.

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Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates its’ financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the f air value reported in the statements of operations. The Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a three-tier f air value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. We measure our investment in marketable securities at fair value on a recurring basis. The Company’s trading securities are valued using inputs observable in active markets and are therefore classified as Level 1 within the fair value hierarchy. Investments and derivative liabilities are valued on a recurring basis.

The following summarizes the fair value of assets and liabilities measured on a recurring basis:

September 30, 2020
	Level 1	Level 2	Level 3	Total
Assets
Investments	$—	$—	$—	$—
Liabilities
Derivative liability	$—	$—	$92,183	$92,183

June 30, 2020
	Level 1	Level 2	Level 3	Total
Assets
Investments	$—	$—	$—	$—
Liabilities
Derivative liability	$—	$—	$85,494	$85,494

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December 31, 2019
	Level 1	Level 2	Level 3	Total
Assets
Investments	$—	$—	$—	$—
Liabilities
Derivative liability	$—	$—	$60,658	$60,658

Stock-Based Compensation

Stock-based compensation is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. FASB ASC 718 requires all share-based payments to employees and non-employees be recognized as compensation expense in the consolidated financial statements based on their f air values. The expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). As of September 30, 2020, and 2019, the Company has not formed a Stock Option Plan and has not issued any options.

Fixed Assets

Fixed assets are carried at cost. Depreciation is computed using the straight-line method of depreciation over the assets’ estimated useful lives. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of fixed assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Advertising

Advertising is expensed when incurred.

Revenue Recognition

Effective January 1, 2018, the Company recognizes revenue in accordance with Accounting Standards Codification 2014- 09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Industry Topics of the Accounting Standards Codification. The updated guidance states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. The standard will be effective f or the first interim period within annual reporting periods beginning after December 15, 2017, and the Company adopted the standard using the modified retrospective approach effective January 1, 2018.

At the time of each transaction, management assesses whether the fee associated with the transaction is fixed or determinable, and whether or not collection is reasonably assured. The assessment of whether the fee is fixed or determinable is based upon the payment terms of the transaction. Collectability is assessed based on a number of factors, including past transaction history with the client and the creditworthiness of the client.

On August 25, 2020, the Company signed a Master Outsourcing Contract Manufacturing Agreement with Eco-Gen Energy, Inc., pursuant to which the Company, as Manufacturer, will produce products for Eco-Gen, as Buyer. The Master Outsourcing Contract Manufacturing Agreement with Eco-Gen is a related party transaction insofar as our CEO and controlling stockholder, Julia Otey-Raudes, is a director and shareholder of Eco-Gen, holding 20.66% of Eco-Gen’s outstanding voting stock as of the date of filing of this amended Prospectus.

During the three and nine months ended September 30, 2020, the Company recognized $100,000 of revenue related to cash payments received on September 14, 2020 from Eco-Gen Energy, Inc., recorded as non-refundable service income under the Company’s manufacturing agreement with Eco-Gen Energy, Inc.

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NOTE 2. GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company had net losses during the years ended December 31, 2019 and 2018 and nine months ended September 30, 2020 and an accumulated deficit at September 30, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. Management’s plans are to obtain additional financing in the debt and equity markets while it develops its business model. The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3. RECENTLY ISSUED ACCOUNTING STANDARDS

Management does not believe that any recently issued but not yet adopted accounting will have a material effect on the Company’s results of operation or on the reported amounted of its assets and liabilities upon adoption.

NOTE 4. PROVISION FOR INCOME TAXES

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of September 30, 2020, and December 31, 2019, the Company has not recorded any unrecognized tax benefits.

NOTE 5. STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

On August 6, 2020, the Company amended its articles of incorporation with an effective date of July 23, 2020, to create a new class of preferred stock, designated the “Series B Convertible Pre erred Stock” and to rename the existing preferred stock as the “Series A Convertible Preferred Stock”. As a result, the Company has two classes of shares of preferred stock, designated “Series A Convertible Preferred Stock” and “Series B Convertible Preferred Stock”. The Company has designated 49,000,000 shares of Series A Convertible Preferred Stock, of which 30,000,000 shares have been issued and are outstanding. Holders of Series A Convertible Preferred Stock hold rights to vote on all matter requiring a Stockholder vote at 100 common shares vote equivalent for each share of Series A Convertible Preferred Stock held. As of the date of this filing, our CEO, CFO, board chair and sole director, Julia Otey-Raudes, is the sole holder of the 30,000,000 Series A Convertible Preferred Stock outstanding. As of the filing date of this Prospectus, there are no shares of Series B Convertible Preferred Stock issued or outstanding.

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Common Stock

On February 20, 2020, the Company filed a certificate of amendment to its articles of incorporation with the Nevada secretary of state, increasing from 100 million to 500 million the Company’s authorized common shares. As a result, the Company is authorized to issue 500,000,000 shares of $0.001 par value shares of common stock. Each share of common stock entitles its holder to one vote on all matters on which common stockholders are entitled to vote, including the election of directors. The Company’s shares of common stock do not have cumulative voting rights. As of December 23, 2020, the date of this filing, the Company had 135,930,680 shares of common stock outstanding.

On September 11, 2018, the Company issued 67 shares to a consultant for $0.09 per share valued at $6 for services.

On November 1, 2018, the Company issued 1,000,000 shares to a consultant for $0.06 per share valued at $100,000 for services.

On December 13, 2018, the Company issued 1,000,000 shares to a consultant for $0.235 per share valued at $235,000 for services.

On December 13, 2018, the Company issued 1,000,000 shares to a consultant for $0.235 per share valued at $235,000 for services.

On October 14, 2019, the Company issued 50,000,000 shares for the conversion of a $4,902 convertible note.

On May 18, 2020, the company issued 8,000,000 shares to a consultant for $0.098 per share valued at $784,000 for services.

On May 26, 2020, the company issued 25,000,000 shares to its former Chief Executive Officer John English for the conversion of a $2,451 convertible note.

On June 26, 2020, the company issued 12,500,000 shares to Pinnacle Consulting Services for $0.099 per share valued at $1,248,750 for consulting services.

On June 26, 2020, the company issued 10,000,000 shares to its Chief Executive Officer Julia Otey-Raudes for $0.026 per share valued at $260,000 for compensation.

On June 26, 2020, the company issued 25,000,000 shares to Bellagio IP Trust for $0.026 per share valued at $650,000 for services in development of the Power Booster technology.

On June 26, 2020, the company issued 600,000 shares to Tabular Investments, LLC for $0.125 per share valued at $75,000 for services.

On June 29, 2020, the Company executed a stock purchase agreement with Pinnacle Consulting Services, Inc., whereby the Company sold 4,000,000 shares of the Company’s common stock at a price of $0.005 per share, in exchange for a cash payment of $20,000, received on August 14, 2020. Pursuant to the stock purchase agreement, the common shares have registration rights.

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NOTE 6. RELATED PARTY TRANSACTIONS

On March 1, 2016, the Company executed two convertible notes of $4,902 each with former executives of the Company. These notes are each convertible into 50,000,000 shares of common stock. These notes are non-interest bearing. On October 14, 2019, one of these notes converted into common stock.

On December 2, 2019, the Company issued a convertible promissory note to holder Pinnacle Consulting Services Inc. in the principal amount of $40,000, which matured and entered default on June 9, 2020. This note bears interest at 5% per annum and is convertible in whole or in part at the option of the holder into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under the note by a conversion price defined as a 35% discount of the lowest reported sale price of the Company’s common stock for the 15 trading days immediately prior to the date of conversion. On November 16, 2020, the Company and Pinnacle entered into an amendment to this note, extending the maturity date to April 1, 2021, and adding an ownership limitation whereby the holder is unable to effect any conversion under the note if the holder owns greater than 4.99% of the Company outstanding capital stock. As a result of this amendment to the convertible promissory note, the note is no longer in default.

In May 2016, a consultant was awarded the right to receive 100,000,000 shares of common stock. In May 2018, this right was assigned to Heritage Funding, Inc. and John English equally in exchange for $9,038 to be paid by the Company. The promissory note was convertible into 100,000,000 shares of common stock at a fixed price of $0.0009. In October 2019, Heritage Funding entered into a private transaction to sell the right to 45,000,000 of its 50,000,000 shares to Blue Ridge Enterprises. Also, in October 2019, Blue Ridge Enterprises and Heritage Funding converted principal into 45,000,000 and 5,000,000 shares of common stock, respectively. In May 2020, Robert L. Hymers III (“Hymers”) purchased half of the remaining convertible promissory note and its related conversion rights from John English in a private transaction. In May 2020, John English converted principal of $2,451 into 25,000,000 shares of common stock. The remaining principal balance owed to Hymers of $2,451 was convertible into 25,000,000 shares of stock at September 30, 2020. On November 16, 2020, the Company and Hymers entered into a debt exchange agreement (the “Debt Exchange Agreement”) whereby the remaining principal balance owed to Hymers of $2,451 has been exchanged for a convertible promissory note with a principal amount of $2,451, a maturity date of November 15, 2021, bearing interest at the rate of 12% per annum and convertible into 25 million shares of the Company’s common stock. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

On May 12, 2020, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $12,500 due on May 12, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is fixed at $0.0025 per share. The Company recognized a beneficial conversion feature of $12,500 as debt discount related to this convertible note based on the intrinsic value of the conversion feature at the time of issuance. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

On June 30, 2020, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $21,000 due on June 30, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is a 35% discount of the lowest reported sale price of the common stock for the 15 trading days immediately prior to the date of conversion. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

On August 25, 2020, the Company signed a Master Outsourcing Contract Manufacturing Agreement with Eco-Gen Energy, Inc. (“Eco-Gen”), pursuant to which the Company will manage the production and delivery of Eco-Gen’s JouleBox® Power Station. The Master Outsourcing Contract Manufacturing Agreement with Eco-Gen is a related party transaction insofar as our CEO and controlling Stockholder, Julia Otey-Raudes, is a director and shareholder of Eco-Gen, holding 20.66% of Eco-Gen’s outstanding voting stock, and in that the Company’s offices are provided by Eco-Gen in a space located within Eco-Gen’s corporate offices.

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NOTE 7. CONVERTIBLE NOTES

On December 2, 2019, the Company issued a convertible promissory note to holder Pinnacle Consulting Services Inc. in the principal amount of $40,000, which matured and entered default on June 9, 2020. This note bears interest at 5% per annum and is convertible in whole or in part at the option of the holder into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under the note by a conversion price defined as a 35% discount of the lowest reported sale price of the Company’s common stock for the 15 trading days immediately prior to the date of conversion. On November 16, 2020, the Company and Pinnacle entered into an amendment to this note, extending the maturity date to April 1, 2021, and adding an ownership limitation whereby the holder is unable to effect any conversion under the note if the holder owns greater than 4.99% of the Company outstanding capital stock. As a result of this amendment to the convertible promissory note, the note is no longer in default.

In May 2016, a consultant was awarded the right to receive 100,000,000 shares of common stock. In May 2018, this right was assigned to Heritage Funding, Inc. and John English equally in exchange for $9,038 to be paid by the Company. The promissory note was convertible into 100,000,000 shares of common stock at a fixed price of $0.0009. In October 2019, Heritage Funding entered into a private transaction to sell the right to 45,000,000 of its 50,000,000 shares to Blue Ridge Enterprises. Also, in October 2019, Blue Ridge Enterprises and Heritage Funding converted principal into 45,000,000 and 5,000,000 shares of common stock, respectively. In May 2020, Robert L. Hymers purchased half of the remaining convertible promissory note and its related conversion rights from John English in a private transaction. In May 2020, John English converted principal of $2,451 into 25,000,000 shares of common stock. On November 16, 2020, the Company and Robert L. Hymers III entered into a debt exchange agreement (the “Debt Exchange Agreement”) whereby the remaining principal balance owed to Hymers of $2,451 relating to this convertible debt convertible to 25,000,000 common shares has been exchanged for a convertible promissory note with a principal amount of $2,451, a maturity date of November 15, 2021, bearing interest at the rate of 10% per annum and convertible into 25 million shares of the Company’s common stock. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if the holder owns greater than 4.99% of the Company outstanding capital stock.

On May 12, 2020, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $12,500 due on May 12, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is fixed at $0.0025 per share. The Company recognized a beneficial conversion feature of $12,500 as debt discount related to this convertible note based on the intrinsic value of the conversion feature at the time of issuance. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

On June 30, 2020, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $21,000 due on June 30, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is a 35% discount of the lowest reported sale price of the common stock for the 15 trading days immediately prior to the date of conversion. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if such conversion would result in the holder’s aggregate total ownership of the Company’s common stock exceeding 4.99% of the Company’s then-outstanding shares of common stock.

The Company determined that the conversion options in the certain of the notes discussed above met the definition of a liability in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock. The Company bifurcated the embedded conversion options in the notes once the note becomes convertible and account for it as a derivative liability.

During the nine months ended September 30, 2020, the fair value of new derivative liabilities on the new issuance of debt amounted to $33,336 upon inception, with debt discount of $21,000 recognized and a loss on derivative issuance of $12,336 recognized, included in derivative expense on the consolidated statements of operations. The Derivative liabilities from the Company’s various convertible debt instruments had an estimated fair value of $92,183 as of September 30, 2020 The Company recognized a gain on the change in fair value of the derivative liability of $1,811 during the nine months ended September 30, 2020. The Black Scholes valuation model included inputs of volatility of between 532% and 739%, a dividend yield of 0%, risk free rate of 0.11%-0.16% and a term of between 0.5 years and one year.

As of September 30, 2020, there were 31,443,787 shares of common stock that may be issued under the convertible notes payable described above.

As of September 30, 2020, and December 31, 2019, unamortized debt discount was $23,378 and $33,661, respectively. During the nine months ended September 30, 2020, the Company amortized debt discount of $43,783 to interest expense. Accrued interest on convertible notes was $2,672 as of September 30, 2020.

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NOTE 8. SUBSEQUENT EVENTS

The Company’s management reviewed all material events through December 23, 2020 the date these financial statements were available to be issued for subsequent event disclosure consideration.

On November 16, 2020, the Company and Robert L. Hymers III entered into a debt exchange agreement (the “Debt Exchange Agreement”) whereby the remaining principal balance owed to Hymers of $2,451 relating to convertible debt convertible to 25 million common shares has been exchanged for a convertible promissory note with a principal amount of $2,451, a maturity date of November 15, 2021, bearing interest at the rate of 10% per annum and convertible into 25 million shares of the Company’s common stock. Pursuant to the terms of this convertible promissory note, certain conversion limitations apply to the holder’s conversion option, with the effect that the holder shall not be allowed to effect a conversion if the holder owns greater than 4.99% of the Company outstanding capital stock.

On November 16, 2020, the Company and holder Pinnacle Consulting Services executed an amendment to a convertible promissory note originally issued on December 2, 2019 in the principal amount of $40,000, which matured and entered default on June 9, 2020. This note bears interest at 5% per annum and is convertible in whole or in part at the option of the holder into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under the note by a conversion price defined as a 35% discount of the lowest reported sale price of the Company’s common stock for the 15 trading days immediately prior to the date of conversion. The amendment, effective November 16, 2020, had the effect of extending the maturity date to April 1, 2021, and adding an ownership limitation whereby the holder is unable to effect any conversion under the note if the holder owns greater than 4.99% of the Company outstanding capital stock. As a result of this amendment to the convertible promissory note, the note is no longer in default.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended December 31, 2020 and periodic reports on Form 10-Q during that period, if applicable. We will make available to our stockholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our stockholders unless requested by an individual Stockholder.

For further information with respect to us and the common stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Julia Otey-Raudes, our Chief Executive Officer.

PROSPECTUS

Eco Innovation Group, Inc.

16525 Sherman Way, Suite C-1

Van Nuys, CA 91406

(747-224-2453)

50,000,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until June 30, 2021, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

December 23, 2020

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The Selling Stockholders will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the Selling Stockholders’ legal counsel applicable to the sale of its Shares. All of the amounts shown are estimates, except for the SEC registration fees.

Item	Amount to be paid

SEC registration fee	$237.30
Legal fees and expenses	$2,500.00
Accounting fees and expenses	$3,000.00
Miscellaneous fees and expenses	$0
Total	$5,827.30

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its Stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its Stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	under Nevada General Corporation Law for the unlawful payment of dividends; or

•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

To the extent that our directors and officers are indemnified under the provisions contained in our bylaws, Nevada law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Since January 1, 2018, the registrant has sold the following unregistered securities.

On September 11, 2018, the Company issued 67 shares to a consultant for $0.09 per share valued at $6 for services.

On November 1, 2018, the Company issued 1,000,000 shares to a consultant for $0.06 per share valued at $100,000 for services.

On December 13, 2018, the Company issued 1,000,000 shares to a consultant for $0.235 per share valued at $235,000 for services.

On December 13, 2018, the Company issued 1,000,000 shares to a consultant for $0.235 per share valued at $235,000 for services.

On October 14, 2019, the Company issued 50,000,000 shares for the conversion of a $4,902 convertible note.

On May 18, 2020, the company issued 8,000,000 shares to a consultant for $0.098 per share valued at $784,000 for services.

On May 26, 2020, the company issued 25,000,000 shares to its former Chief Executive Officer John English for the conversion of a $2,451 convertible note.

On June 26, 2020, the company issued 12,500,000 shares to Pinnacle Consulting Services for $0.099 per share valued at $1,248,750 for consulting services

On June 26, 2020, the company issued 10,000,000 shares to its Chief Executive Officer Julia Otey-Raudes for $0.026 per share valued at $260,000 for compensation

On June 26, 2020, the company issued 25,000,000 shares to Bellagio IP Trust for $0.026 per share valued at $650,000 for services in development of the Power Booster technology.

On June 26, 2020, the company issued 600,000 shares to Tabular Investments, LLC for $0.125 per share valued at $75,000 for services.

On August 14, 2020, the Company sold 4,000,000 shares of the Company’s common stock at a price of $0.005 per share, in exchange for a cash payment of $20,000, received on August 14, 2020.

Except as otherwise noted, the securities in these transactions were sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act for transactions not involving any public offering. Each of the persons acquiring the foregoing securities was an accredited investor (as defined in Rule 501(a) of Regulation D) and confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment. All certificates evidencing the shares sold bore a restrictive legend. The Company took reasonable steps to verify that the investors were accredited investors. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

The proceeds from these sales were used for general corporate purposes.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Index

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

3.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

3.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

3.4	Bylaws (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020).

4.1	Reference is made to Exhibits 3.1 to 3.4 (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

4.2	Debt Purchase Agreement, dated May 10, 2018, by and between John English and Robert L. Hymers, III (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

4.3	Convertible Promissory Note, dated December 2, 2019, issued to Pinnacle Consulting Services, Inc. (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

4.4	Amendment to Convertible Promissory Note, dated November 16, 2020, amending the Convertible Promissory Note, dated December 2, 2019, issued to Pinnacle Consulting Services, Inc. (incorporated by reference from our Registration Statement on Form S-1/A filed on November 20, 2020)

4.5	Convertible Promissory Note, dated May 12, 2020, issued to Robert L. Hymers III (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

4.6	Convertible Promissory Note, dated June 30, 2020, issued Pinnacle Consulting Services, Inc.) incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

4.7	Convertible Promissory Note, dated November 16, 2020, issued Pinnacle Consulting Services, Inc. (incorporated by reference from our Registration Statement on Form S-1/A filed on November 20, 2020)

5.1	Opinion of Independent Law PLLC*

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10.1	Master Outsourcing Contract Manufacturing Agreement, dated August 25, 2020, between Eco Innovation Group, Inc., as Manufacturer, and Eco-Gen Energy, Inc., as Buyer (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

10.2	Addendum #1 to Master outsourcing Contract Manufacturing Agreement, dated August 26, 2020, between Eco Innovation Group, Inc. and Eco-Gen Energy, Inc. (incorporated by reference from our Registration Statement on Form S-1 filed on December 11, 2020)

10.3	Master Exclusive Licensing, Marketing, Distribution and Sales Agreement, dated June 16, 2020 between Bellagio IP Trust and Eco Innovation Group, Inc. (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

10.4	Consulting Agreement, dated December 2, 2019, by and between Eco Innovation Group, Inc. and Pinnacle Consulting Services, Inc. (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

10.5	Independent Consulting Agreement, dated June 20, 2020, by and between Eco Innovation Group, Inc. and Pinnacle Consulting Services, Inc., as Consultant (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

10.6	Preferred Stock Purchase Agreement, dated February 12, 2020, by and between John English and Heritage Funding, Inc., as Sellers, and Julia Otey-Raudes as Purchaser (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

10.7	Stock Purchase Agreement, dated October 10, 2019, by and between Heritage Funding, Inc., as Seller, and John English, as Buyer (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

10.8	Stock Purchase Agreement, dated February 12, 2020, by and between Blue Ridge Enterprises, LLC, as Seller, and Eco-Gen Energy, Inc., as Buyer (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

10.9	Resignation Letter of John English, dated February 12, 2020 (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

10.10	Lock-up and Leak-out Agreement, dated June 19, 2020, by and between John English and Eco Innovation Group, Inc. (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

10.11	Executive Employment Agreement, dated May 1, 2020, by and between Julia Otey-Raudes and Eco Innovation Group, Inc. (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

10.12	Independent Consulting Agreement, dated June 20, 2020, by and between Tabular Investments, LLC, as Consultant, and Eco Innovation Group, Inc. (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

10 .13

Debt Exchange Agreement, dated November 16, 2020, between Eco Innovation Group, Inc. and Pinnacle Consulting Services, Inc. (incorporated by reference from our Registration Statement on Form S-1/A filed on November 20, 2020)

10.14	Form of Subscription Agreement (incorporated by reference from our Registration Statement on Form S-1/A filed on November 20, 2020)

23.1	Consent of Boyle CPA, LLC*

23.2	Consent of Independent Law PLLC (included in Exhibit 5.1)*
* Filed herewith.

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ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1.)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i.)         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii.)       To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii.)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2.)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3.)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4.)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5.)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a Direct Public Offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i.)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii.)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii.)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv.)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California, on December 23, 2020.

By:	/s/ Julia Otey-Raudes
Julia Otey-Raudes
Chief Executive Officer and Chief Financial Officer
(Principal Executive and Financial Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Julia Otey-Raudes as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julia Otey-Raudes	Chief Executive Officer, Chief Financial Officer and Chairperson (Principal Executive and Financial Officer)	December 23, 2020

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